SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant x
Filed by a Party other than the Registrant o
Check the appropriate box:

o	Preliminary Proxy Statement
o	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
x	Definitive Proxy Statement
o	Definitive Additional Materials
o	Soliciting Material Pursuant to § 240.14a-12
Twist Bioscience Corporation

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

x	No fee required.

o	Fee paid previously with preliminary materials.

o	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TWIST BIOSCIENCE CORPORATION
681 Gateway Boulevard
South San Francisco, California 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 5, 2026
You are cordially invited to attend an annual meeting of stockholders (the “Annual Meeting”) of Twist
Bioscience Corporation (the “Company”) that will be held via live audiocast at
www.virtualshareholdermeeting.com/TWST2026 on February 5, 2026 at 7:00 am Pacific Standard Time for the
following purposes:
1.To elect three Class II directors of our Board of Directors to serve for the ensuing three years and until their successors are elected and qualified or until their earlier resignation or removal;
2.To approve, on a non-binding and advisory basis, a resolution approving the compensation of our
Named Executive Officers, as described in the accompanying proxy statement under “Executive
Compensation”;
3.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026; and
4.To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
You can find more information about each of these items, including the nominees for directors, in the proxy statement accompanying this notice. The record date for the Annual Meeting is December 26, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof. This notice of annual meeting of stockholders and accompanying proxy statement and form of proxy are first being mailed to stockholders on or about January 6, 2026.
The Board of Directors recommends that you vote in favor of each of the nominees for director (proposal 1)
and in favor of proposals 2 and 3, each as named or outlined in the proxy statement accompanying this notice.
Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the internet. The proxy statement and our
2025 Annual Report to stockholders (the “2025 Annual Report”) are available at www.proxyvote.com.
You are cordially invited to attend the Annual Meeting via live audiocast. Whether or not you expect to virtually attend the Annual Meeting, please vote on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote via the internet, by telephone or by returning the enclosed proxy card. Even if you have voted by proxy, you may still vote via live audiocast if you virtually attend the Annual Meeting by going to www.virtualshareholdermeeting.com/TWST2026 and logging in using the
16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Annual Meeting, you may vote and ask questions by following the instructions available on the meeting website. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
You are encouraged to log in to www.virtualshareholdermeeting.com/TWST2026 before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.
By order of the Board of Directors,
Emily M. Leproust, Ph.D.
Chief Executive Officer

South San Francisco, California
January 6, 2026
* YOUR VOTE IS IMPORTANT SO PLEASE ACT TODAY! *
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF TWIST BIOSCIENCE CORPORATION TO BE
HELD ON FEBRUARY 5, 2026
PROXY MATERIALS, INCLUDING OUR 2025 ANNUAL REPORT, ARE AVAILABLE AT
WWW.PROXYVOTE.COM. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIA LIVE
AUDIOCAST, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET OR BY MAIL.
FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER
TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN
AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU
ATTEND THE ANNUAL MEETING VIA LIVE AUDIOCAST, YOU MAY REVOKE YOUR PROXY AND VOTE
VIRTUALLY. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK
OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT
MANAGER TO VOTE YOUR SHARES.
i

ii

Principal Accountant Fees and Services	60
Pre-Approval Policy	60
Vote Required	60
WHERE YOU CAN FIND MORE INFORMATION	62
FORM 10-K	62
OTHER MATTERS	62

TWIST BIOSCIENCE CORPORATION
681 Gateway Boulevard
South San Francisco, California 94080
PROXY STATEMENT FOR THE
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 7:00 AM PACIFIC STANDARD TIME ON FEBRUARY 5, 2026
The board of directors (the “Board”) of Twist Bioscience Corporation, a Delaware corporation (the
“Company,” “Twist,” “we,” “us” and “our”), is soliciting your proxy to vote at the 2026 annual meeting of stockholders (the “Annual Meeting”) of the Company to be held exclusively via live audiocast at
www.virtualshareholdermeeting.com/TWST2026 on February 5, 2026, at 7:00 am Pacific Standard Time,
including at any adjournment(s) or postponement(s) of the Annual Meeting.
You are encouraged to log in to the website above before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.
We mailed copies of the proxy materials, which include this proxy statement, a proxy card and our 2025
Annual Report, to stockholders beginning on or about January 6, 2026. You do not need to attend the Annual
Meeting via live audiocast to vote your shares. Instead, you may simply vote your shares by proxy via the internet, by telephone or by completing, signing and returning the enclosed proxy card.
QUESTIONS AND ANSWERS
Why have I received these materials? The Board is soliciting proxies to vote at the Annual Meeting to be held on February 5, 2026 at 7:00 am Pacific Standard Time. You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on December 26, 2025, which we refer to as the record date. As a stockholder of record as of the record date, you are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement either by proxy via the internet or by telephone, by completing, signing and returning the enclosed proxy card or by voting at the Annual Meeting.
How do I attend the Annual Meeting? The Annual Meeting will be held on February 5, 2026 at 7:00 am
Pacific Standard Time exclusively via live audiocast at www.virtualshareholdermeeting.com/TWST2026. You may attend the meeting virtually by logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Annual Meeting, you may vote and ask questions by following the instructions available on the meeting website. You are encouraged to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.
Who may vote? You are entitled to vote if our records show that you held one or more shares of the
Company’s common stock at the close of business on December 26, 2025, the record date. At that time, there were 61,273,653 shares of common stock outstanding and entitled to vote, and approximately 34 holders of record. Each share entitles you to one vote at the Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, a “stockholder of record.”
You are a “beneficial owner” if at the close of business on the record date your shares were held by a broker, bank, trustee or nominee (collectively referred to as a “broker”) and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker how to vote your shares by following the voting instructions your broker provides. If you do not provide your broker with instructions on how to vote your shares, your broker will not be able to vote your shares with respect to any of the proposals, except for routine proposals as described below.

What am I voting on? There are three matters scheduled for a vote and for which we are soliciting your proxy:
1.The election of three Class II directors to serve on our Board for the ensuing three years and until their successors are elected and qualified or until their earlier resignation or removal;
2.A non-binding and advisory resolution approving the compensation of our Named Executive Officers, as described in this proxy statement under “Executive Compensation”; and
3.The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 30, 2026.
You may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee(s) you specify. You may vote “FOR” or “AGAINST” proposals 2 and 3 or abstain from voting.
The Board recommends a vote “FOR” each nominee for director (proposal 1) and “FOR” proposals 2 and 3.
How do I vote if I am a stockholder of record? If you were a holder of record of our common stock on
December 26, 2025, the record date for the Annual Meeting, you may use the following methods to vote your shares at the Annual Meeting:
•By Mail. You may vote by completing, signing, dating and returning your paper proxy in the accompanying postage prepaid envelope. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail.
•By Telephone. You can vote your shares via telephone by calling the phone number on the proxy card and then following the voice instructions. Have your proxy card available for the 16-digit control number needed to vote. If you vote by telephone, you do not need to mail a proxy card.
•Via the Internet. You can vote your shares via the internet by following the instructions in the enclosed proxy card. Have your proxy card available for the 16-digit control number needed to vote. The internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the internet, you do not need to mail a proxy card.
•Virtually at the Annual Meeting. If you virtually attend the meeting, you may vote by going to
www.virtualshareholdermeeting.com/TWST2026 and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Annual
Meeting, which will be held as a live audio webcast, you may vote and ask questions by following the instructions available on the meeting website. You are encouraged to log in to this website before the
Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.
Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on
February 4, 2026 and by 11:59 p.m. Eastern Time, on February 3, 2026 for shares held in the Company’s
401(k) plan. Submitting your proxy, whether by telephone, through the internet, or by mail will not affect your right to vote in person should you decide to attend and participate in the meeting virtually.
How do I vote if I hold my shares in street name? If on the record date of December 26, 2025, your shares were held in a stock brokerage account or by a bank or other stockholder of record, you may use the following methods to vote your shares at the Annual Meeting:
•By Mail, Telephone or via the Internet. You should receive instructions from your broker explaining how to vote your shares by mail, telephone or via the internet. If you wish to vote your shares by mail, telephone or via the internet, you should follow those instructions.
•Virtually at the Annual Meeting. If you attend the meeting virtually, you will need to follow the instructions included on your broker-provided notice or proxy card.
If you do not provide voting instructions, your broker with whom your shares are held will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters but do not have discretion to vote on non-routine matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026 (proposal 3) because that proposal is deemed to be a routine matter, but the broker could not vote your shares for proposal 1, the election of the Class II directors, or proposal 2, as those proposals are considered to be non-routine.
If you do not provide voting instructions to your broker and the broker has delivered a proxy card indicating that it does not have discretionary authority to vote on a particular proposal, your shares will be considered as
“broker non-votes” with regard to that proposal. Broker non-votes will be counted for the purpose of determining the existence of a quorum but generally will not be considered as entitled to vote with respect to that proposal.
Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.
How are votes counted? Votes will be counted by the inspector of election appointed by the Board for the meeting, who will separately count “FOR” and “WITHHOLD” votes and any broker non-votes for the election of directors. Broker non-votes will not count for or against any nominees.
With respect to proposals 2 and 3 below, the inspector of election will separately count “FOR,” “AGAINST”
or “ABSTAIN” votes. Abstentions and broker non-votes will have no effect and will not be counted towards the vote totals for proposals 2 and 3.
How many votes are needed to approve each of the proposals? Provided that a quorum is present, approval of the proposals described in this proxy statement will require the following affirmative votes (among votes properly cast virtually or by proxy):
•Proposal 1 — Election of our three nominees as Class II directors. The three nominees receiving the most “FOR” votes will be elected.
•Proposal 2 — Non-binding and advisory resolution approving the compensation of our Named
Executive Officers, as described in this proxy statement under “Executive Compensation.” This proposal will be approved if the holders of a majority of the total votes cast either affirmatively or negatively vote “FOR” the proposal.
•Proposal 3 — Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for our fiscal year ending September 30, 2026. This proposal will be approved if the holders of a majority of the total votes cast either affirmatively or negatively vote “FOR” the proposal.

A summary of the voting provisions, provided a valid quorum is present or represented at the Annual
Meeting, for the matters described in “What am I voting on?”, “How are votes counted?” and “How many votes are needed to approve each of the proposals?” is as follows:

Proposal No.	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non- Votes
1	Election of Director Nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker.	No	Plurality	No impact	No impact
2	Non-binding and advisory resolution approving the compensation of our Named Executive Officers	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker.	No	Majority of votes cast affirmatively or negatively vote “FOR” the proposal	No impact	No impact
3	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of votes cast affirmatively or negatively vote “FOR” the proposal	No impact	No impact
How will the Company representative proxy holders vote for me? Emily M. Leproust, Ph.D., our Chief
Executive Officer (“CEO”), and Dennis Cho, our Chief Legal Officer and Corporate Secretary, or anyone else that they choose as their substitutes, have been appointed by the Board as proxy holders to vote in your place as your proxies at the Annual Meeting. The proxy holders will vote your shares as you instruct them. If you sign, date and return the enclosed proxy card and do not indicate how you want your shares voted, the proxy holders will vote as our Board recommends. If there is an interruption or adjournment of the Annual Meeting before the agenda is completed, the proxy holders may still vote your shares when the meeting resumes. If a broker holds your common stock, they will ask you for instructions and instruct the proxy holders to vote the shares held by them in accordance with your instructions.
Can I change my vote after I have returned my proxy card? Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. You may change your vote by voting again by telephone or the Internet or submitting a proxy card by mail or by voting virtually at the Annual Meeting. The later submitted vote will be recorded and the earlier vote revoked. You also may revoke your proxy by sending a written notice of revocation to Twist
Bioscience Corporation, 681 Gateway Boulevard, South San Francisco, California 94080, Attention: Corporate
Secretary. The revocation must be received prior to the Annual Meeting. If your shares are held by your broker, you should follow the instructions provided by your broker.
What constitutes a quorum for purposes of the Annual Meeting? To carry on business at the Annual
Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented virtually or by proxy. Based on the number of shares of our common stock outstanding as of the record date, 30,636,827 shares of our common stock must be represented virtually or by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote virtually at the Annual

Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.
Who pays for this solicitation? Twist will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person, virtually or by telephone. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We have also retained Innisfree M&A Incorporated (“Proxy Solicitor”) to assist in the solicitation of proxies for the Annual
Meeting. We have agreed to pay the Proxy Solicitor a fee of $25,000, plus customary out-of-pocket expenses and will indemnify the Proxy Solicitor and its affiliates against certain claims, liabilities, losses, damages and expenses.
What does it mean if I receive multiple proxy cards? If you receive more than one proxy card, it means that your shares are registered in more than one name or are registered in different accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
What happens when two stockholders share the same address? We may satisfy the Securities and
Exchange Commission (“SEC”) rules regarding delivery of proxy statements by delivering a single proxy statement to an address shared by two or more of our stockholders. This delivery method is known as
“householding” and can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one proxy statement to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at Twist Bioscience Corporation, 681 Gateway
Boulevard, South San Francisco, California 94080, Attention: Corporate Secretary or call us at (800) 719-0671 to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please contact us.
What happens if other business not discussed in this proxy statement comes before the meeting?
The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under Delaware law, the proxy holders will use their discretion in casting all of the votes that they are entitled to cast.
How can I find out the results of the voting at the Annual Meeting? We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
When are stockholder proposals due for next year’s annual meeting of the stockholders? Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the SEC.
Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2027 annual meeting of stockholders, we must receive the proposal at our executive offices at 681 Gateway Boulevard, South San Francisco, California 94080 Attention:
Corporate Secretary by September 8, 2026.
Under our bylaws, a stockholder who wishes to present a proposal, including director nominations, before an annual meeting of stockholders but does not intend for the proposal to be included in our proxy statement must provide notice of its proposal not earlier than October 8, 2026 and not later than November 7, 2026. In the event that we hold our 2027 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, the deadline will instead be the later of the close of business on the 90th day prior to such annual meeting or the close of business on the 10th day following the first public disclosure of the 2026 annual meeting date. The notice and proposal should be addressed to the attention of our Chief Legal
Officer at our executive offices at 681 Gateway Boulevard, South San Francisco, California 94080 Attention:
Corporate Secretary, and we suggest that it be sent by certified mail, return receipt requested.
In addition, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must also comply with the additional requirements of Rule 14a-19(b)
under the Exchange Act.
Any proposal that you submit must comply with our bylaws and SEC rules.

Whom can I contact for further information?
If you have any questions about the Annual Meeting, the proposals, or the procedures for voting your shares, please contact our Proxy Solicitor, Innisfree M&A Incorporated, at toll-free (877) 750-9497. If you would like additional copies, without charge, of this proxy statement and other proxy materials for the Annual Meeting, please contact our Proxy Solicitor, at the telephone number above or our Chief Legal Officer and Corporate
Secretary, Dennis Cho, at corporatesecretary@twistbioscience.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board is divided into three classes with staggered three-year terms as provided in our certificate of incorporation and bylaws. The total number of authorized directors will be fixed at eight directors, effective as of the date of the Annual Meeting. The terms of our Class II directors will expire at the annual meeting of stockholders to be held in 2029.
The Company is proposing three nominees for Class II director at the Annual Meeting: Keith Crandell, Jan
Johannessen, and Trynka Shineman Blake. Ms. Shineman Blake was appointed to the Board in August 2025 upon the recommendation of the Nominating and Corporate Governance Committee after an extensive search was conducted by a third-party search firm, and numerous candidates were considered. Stockholders cannot submit proxies voting for a greater number of persons than the three nominees named in this Proposal 1. Each director to be elected will hold office until the annual meeting of stockholders to be held in 2029 and until the director’s successor is elected and qualified, or until the director’s death, retirement, resignation or removal.
Each nominee is currently a director of the Company and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.
There are no family relationships between any of our directors, nominees or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.
Nominees for Class II Directors

Name	Age	Class	Position
Keith Crandell	65	II	Director, Compensation Committee Member and Nominating and Corporate Governance Committee Member
Jan Johannessen	69	II	Director, Audit and Risk Committee Chair and Nominating and Corporate Governance Committee Member
Trynka Shineman Blake	51	II	Director and Audit and Risk Committee Member
Keith Crandell has served on our Board since October 2013. Mr. Crandell is a Managing Director of ARCH
Venture Management, L.P. (“ARCH”), a venture capital firm focused on early-stage technology companies, and its predecessor since 1986. Mr. Crandell is a director of several private companies and also serves on the
Board of Directors of 908 Devices Inc., a publicly traded company focused on point-of-need chemical and biomolecular analysis devices. Previously, Mr. Crandell served as a director for Quanterix Corp., a life sciences company, from 2007 to June 2023 and DA32 Life Science Tech Acquisition Corp., a special purpose acquisition company, from July 2021 to latter half of 2023. Mr. Crandell holds a B.S. in Chemistry and Mathematics from St.
Lawrence University, an M.S. in Chemistry from the University of Texas, Arlington, and an M.B.A. from the
University of Chicago.
Our Board believes that Mr. Crandell brings extensive experience in the technology, life sciences and biotechnology industries and that his service on a number of boards provides an important perspective on operations, finance and corporate governance matters, which qualifies him to serve as one of our directors.
Jan Johannessen has served on our Board since October 2018. Mr. Johannessen currently serves as an advisor and member of the investment committee for iGlobe Partners, a venture capital company. Mr.
Johannessen served as Chief Operating Officer and Secretary at Conexant Systems, LLC, a semiconductor company, from May 2013 to August 2017 and also served as its Chief Financial Officer from May 2013 to May
2016 and as its Chief Executive Officer from May 2016 to August 2017. Mr. Johannessen served as Chief
Financial Officer and Secretary at REC Silicon ASA, a company listed on the Oslo stock exchange, from August
2008 to May 2013. He served as Interim Chief Executive Officer and President at Lattice Semiconductor
Corporation, a publicly traded company, from May 2008 to August 2008 and as Chief Financial Officer and
Secretary at Lattice Semiconductor Corporation from December 2003 to May 2008. Mr. Johannessen holds a
B.S. in Business from the University of Houston, and an M.B.A. in International Business from Arizona State
University.
Our Board believes that Mr. Johannessen brings extensive executive experience in the technology industry and financial and accounting expertise, which qualifies him to serve as one of our directors.

Trynka Shineman Blake has served as a member of our Board since August 2025. Ms. Shineman Blake was the CEO of Vistaprint, a subsidiary of Cimpress N.V. that provides printing and digital marketing services, from 2017 to 2019, served as the President from 2014 to 2017, and served in other leadership roles from 2004 to 2014, including leadership roles within the marketing division. Ms. Shineman Blake currently serves as a member of the Board of Directors of TripAdvisor, Inc., an online travel research company, and Semrush
Holdings, Inc., an online visibility and content marketing SaaS business. From 2018 to 2022, Ms. Shineman
Blake served on the Board of Directors of Ally Financial, a digital financial services company. Ms. Shineman
Blake received her B.A. in Psychology from Cornell University, and her M.B.A. from Columbia Business School.
Our Board believes that Ms. Shineman Blake brings extensive experience with customer-focused businesses and her service on a number of public company boards provides important corporate governance experience, which qualifies her to serve as one of our directors.
Continuing Directors

Name	Age	Class(1)	Position
Nelson C. Chan	64	I	Director, Audit and Risk Committee Member and Nominating and Corporate Governance Committee Member, Lead Director for Corporate Responsibility
Robert Ragusa	66	I	Director, Audit and Risk Committee Member and Compensation Committee Member
Melissa A. Starovasnik, Ph.D.	60	I	Director and Compensation Committee Chair
Emily M. Leproust, Ph.D.	52	III	Chief Executive Officer and Board Chair
Robert Chess	67	III	Compensation Committee Member, Nominating and Corporate Governance Committee Chair and Lead Independent Director
__________________
(1)The terms of Class I directors will expire at the 2028 annual meeting. The terms of Class III directors will expire at the 2027 annual meeting.
Nelson C. Chan has served on our Board since May 2019. From 2006 until 2008, Mr. Chan served as
Chief Executive Officer of Magellan Navigation, Inc., a leader in the consumer, survey, GIS and OEM GPS navigation and positioning markets. From 1992 through 2006, Mr. Chan held various senior management positions at SanDisk Corporation, a leader in flash memory cards, including most recently as Executive Vice
President and General Manager, Consumer Business. From 1983 to 1992, he held marketing and engineering positions at Chip and Technologies, Signetics, and Delco Electronics. Mr. Chan is Chairman of the Board of
Synaptics Incorporated, a developer of custom-designed human interface solutions and a member of its Audit
Committee and Nominating and Corporate Governance Committee. Mr. Chan is also a director and a member of the Audit Committee and Nominating and Corporate Governance Committee of Deckers Outdoor Corporation
as well as a director and member of the Nominating and Corporate Governance Committee of GCT
Semiconductor. He served as Chairman of the board of Adesto Technologies Corporation from 2010 until it was acquired in 2020 by Dialog Semiconductor PLC, and as a member of the board of Affymetrix Inc. from March
2010 to March 2016 until it was acquired by Thermo Fisher Scientific Inc. Mr. Chan was Chairman of the board of Outerwall Inc. from June 2013 to September 2016 and served on the board from June 2011 to June 2013 until it was acquired by Apollo Global Management. He was a director of Socket Mobile from 2016 until 2019, and as a director of Silicon Laboratories, Inc. from 2007 until 2010. Mr. Chan also currently serves as a member of the board of several privately-held companies. Mr. Chan holds a B.S. degree in electrical and computer engineering from the University of California at Santa Barbara and an M.B.A. from Santa Clara University.
Our Board believes that Mr. Chan’s past experience as the Chief Executive Officer of Magellan, his senior management positions with other leading companies, his experience with corporate responsibility initiatives, risk management and commercial operations, and his service as a director and audit committee member of multiple public and private companies provide the requisite qualifications, skills, perspectives, and experiences that qualify him to serve on our Board and as our lead corporate responsibility director.

Robert Ragusa has served on our Board since November 2016. Mr. Ragusa is currently the Chief
Executive Officer of GRAIL, Inc. (“GRAIL”), a healthcare company focused on early detection of multiple cancers, which was acquired by Illumina, Inc. in August 2021 and spun out as a public company in June 2024.
He has been the Chief Executive Officer of GRAIL since October 2021. Mr. Ragusa served as the Chief
Operating Officer of Illumina, Inc., a publicly traded corporation providing sequencing and array-based solutions for genetic and genomic analysis, from December 2013 to October 2021. Prior to joining Illumina, Inc., from
April 2010 to November 2013, Mr. Ragusa was Executive Vice President, Global Operations and Service at
Accuray Incorporated, a radiation oncology company that develops, manufactures, sells and supports cancer treatment solutions. Mr. Ragusa holds a B.S. in Biomedical and Electrical Engineering and an M.B.A. from the
University of Connecticut, and an M.S. in Biomedical and Electrical Engineering from Carnegie-Mellon
University.
Our Board believes that Mr. Ragusa brings extensive experience with important ecosystem partners and managing operations of large public companies, and this, in addition to his education in biotechnology, finance and management, qualifies him to serve as one of our directors.
Melissa A. Starovasnik, Ph.D. has served on our Board since August 2021. Prior to joining our Board, Dr.
Starovasnik served as Senior Scientific Advisor, Research at Genentech, Inc. (“Genentech”) from 2017 to 2021 and brings nearly three decades of experience in protein and antibody drug discovery and development. From
1993 to 2017, Dr. Starovasnik served at Genentech in roles of increasing responsibility and was an integral member of the research leadership team. As Vice President, Protein Sciences and Head of Large Molecule
Drug Discovery from 2011 to 2017, she was responsible for protein and antibody therapeutics discovery, overseeing an organization of nearly 200 employees. She also currently serves as a Scientific Advisory Board
Member for a variety of biotechnology companies, including Aarvik Therapeutics Inc., Abiologics, Adaxion,
Denali Therapeutics Inc., and Medium Biosciences, and separately serves as a consultant for Gilead
Biosciences, Inc. Dr. Starovasnik holds a B.S. in Chemistry and a Ph.D. in Biochemistry from the University of
Washington.
Our Board believes that Dr. Starovasnik’s extensive experience in the biotechnology industry and significant leadership experience qualify her to serve as one of our directors.
Emily M. Leproust, Ph.D. has served as our Chief Executive Officer and a member of our Board since April
2013, our President from April 2013 to October 2022 and Chair of our Board since October 2018. Prior to co-
founding Twist, Dr. Leproust served in various positions at Agilent, most recently as its Director, Applications and Chemistry R&D from February 2009 to April 2013. In addition, Dr. Leproust has served on GeneDx
Holdings Corp.’s (formerly known as Sema4 Holdings Corp.) Board of Directors since September 2020. Dr.
Leproust holds a M.Sc. in Industrial Chemistry from the Lyon School of Industrial Chemistry and a Ph.D. in
Organic Chemistry from the University of Houston.
Our Board believes that Dr. Leproust is qualified to serve as a director because of her operational and historical expertise gained from serving as our President (until October 2022) and Chief Executive Officer, and her extensive professional and educational experience in the biotechnology industry.
Robert Chess has served on our Board since July 2014, and he was appointed as lead independent director effective as of October 30, 2018. Mr. Chess is Chairman of the Board of Directors of Nektar
Therapeutics, a publicly traded therapeutics company. He has served on the Board of Directors of Nektar
Therapeutics as either Chief Executive Officer and/or Chairman since 1992 and has held the Chairman position since 1999. Mr. Chess is also currently a director of two private companies. Mr. Chess currently serves as a lecturer at the Stanford Graduate School of Business, a position he has held since 2004. Mr. Chess holds a
B.S. in Engineering with Honors from the California Institute of Technology and an M.B.A. from Harvard
University.
Our Board believes that Mr. Chess brings extensive board and executive experience managing the operations of biotechnology companies, and his service on a number of public company boards provides important industry and corporate governance experience, which qualifies him to serve as one of our directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Option Awards(2) ($)	All Other Compensation	Total ($)
Nelson C. Chan	72,500	239,968	(3)	—	—	312,468
Robert Chess	97,500	239,968	(3)	—	—	337,468
Keith Crandell	60,000	239,968	(3)	—	—	299,968
Jan Johannessen	73,750	239,968	(3)	—	—	313,718
Xiaoying Mai(4)	33,393	—		—	148,559	181,952
Robert Ragusa	65,000	239,968	(3)	—	—	304,968
Trynka Shineman Blake	9,000	394,995	(5)	—	—	403,995
Melissa A. Starovasnik, Ph.D.	65,000	239,968	(3)	—	—	304,968
__________________
(1)The amounts reported in this column reflect the aggregate grant date fair value for financial statement reporting purposes of restricted stock units (“RSUs”) granted during fiscal year 2025 as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718
(“FASB ASC Topic 718”). These amounts reflect our accounting expense for these RSUs and do not represent the actual economic value that may be realized by each non-employee director. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to Note 14 to the consolidated financial statements included in our Annual Report on
Form 10-K for the fiscal year ended September 30, 2025. As of September 30, 2025, there were 4,472 shares of Twist common stock underlying outstanding RSUs for each of our non-employee directors.
(2)None of our non-employee directors received options during fiscal year 2025. As of September 30, 2025, the aggregate number of shares of Twist common stock underlying outstanding option awards for each non-
employee director was: Mr. Chan: 38,396; Mr. Chess: 51,275; Mr. Crandell: 22,858; Mr. Johannessen:
45,162; Mr. Ragusa: 12,270; Ms. Shineman Blake: — and Dr. Starovasnik: 2,739.
(3)This represents the grant date aggregate fair value of 4,472 RSUs granted on February 6, 2025, 100% of which vest on the earlier of (i) the one-year anniversary of the date of the grant or (ii) the date of the
Company’s first annual meeting of stockholders following the date of the grant each subject to the non-
employee director’s continuous service through the vesting date.
(4)Ms. Mai served as a director until she resigned on February 5, 2025. She received no equity awards for her services as a director in fiscal year 2025, and held 22,858 outstanding unexercised option awards as of
September 30, 2025. Beginning in March 2025, Ms. Mai commenced service as a consultant to the
Company, and received $56,375 in consulting fees. Ms. Mai then transitioned to a role as a full-time employee of the Company on July 8, 2025, and received the following amounts paid during the fiscal year ended September 30, 2025: $73,315 as pro-rated base salary, $3,057 for employer contributions, and
$15,812 for corporate housing stipend. In addition, as a new full-time employee, Ms. Mai received the following equity awards: (i) 7,017 RSUs, which vests 25% on the one-year anniversary of May 7, 2025 and
1/16th of the total number of time-based RSUs vest on each subsequent quarterly anniversary for a total vesting period of four years, subject to her continuous service through each vesting date; and (ii) 7,016
PRSUs, which vests based on achievement of certain revenue, gross margin and adjusted EBITDA goals, subject to her continuous service through the vesting date, with the final vesting percentage for the performance metrics ranging from 50% to 140%.
(5)This represents the grant date aggregate fair value of 14,353 RSU awards granted on August 5, 2025, of which one-third of the total number of RSU awards vest on each anniversary of August 5, 2025, for a total vesting period of three years, subject to the non-employee director’s continuous service through the vesting date.
Our non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors. We pay our non-employee directors a cash retainer for service on the Board and an additional cash retainer for service on each committee on which the director is a member, payable quarterly in arrears. The chair of each committee receives higher retainers for such service. The compensation committee reviews non-employee director compensation annually against the competitive practices of our peer group which is determined annually.
In February 2025, our Board amended our non-employee director compensation policy to (i) increase the compensation paid to all eligible directors of the Board by $5,000 such that the total compensation payable to each director in a fiscal year will be $50,000, (ii) increase the compensation paid to the lead independent director of the Board by $5,000 such that the total compensation payable to the lead independent director in a fiscal year will be $50,000 for service on the Board and $35,000 for service as the Board’s lead independent director, and (iii) increase the compensation paid to the chair of the audit and risk committee of the Board by
$2,500 such that the total compensation payable to such chair in a fiscal year for service on the audit and risk committee will be $10,000, and $12,500 for service as the chair of such committee. These changes were made to better align the director compensation program with competitive market levels. The fees paid to a non-
employee director for service on the Board and for service on each committee of the Board on which the director is a member are set forth below.

	Member Annual Retainer	Chair or Lead Director Annual Retainer
Board of Directors	$50,000	$85,000
Audit and Risk Committee	10,000	22,500
Compensation Committee	7,500	17,500
Nominating and Corporate Governance Committee	5,000	10,000
Corporate Responsibility	—	10,000
In addition, each non-employee director elected to our Board will, upon the date of his or her initial election or appointment to be a non-employee director, be granted an equity award value of $395,000, which will be in the form of RSUs. One-third of the shares subject to such initial RSU award will vest on each anniversary of the date of grant, subject to the director providing service through each vesting date. Further, at the close of business on the date of each annual stockholder meeting, each person who is currently a non-employee director will be granted additional equity awards using an aggregate cash value target of $240,000, which will be in the form of RSUs. 100% of the shares subject to such annual RSU grant will vest in full on the earlier of the one-year anniversary of the grant date or the next annual stockholder meeting, subject to the director providing service through the vesting date. All RSU awards to non-employee directors are made pursuant to the
Company’s 2018 Equity Incentive Plan or any successor equity incentive plan. Notwithstanding the foregoing vesting schedules, if such director remains a service provider until immediately prior to the closing of a “change in control” (as defined in the applicable equity plan), the shares subject to his or her then-outstanding RSU award that was granted pursuant to the non-employee director compensation policy will become fully vested immediately prior to the closing of the change in control.
We will also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.
Required Vote
The three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee proposed by our Board and the nominating and corporate governance committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE NAMED IN PROPOSAL 1.

CORPORATE GOVERNANCE
Board Composition
Our Board is currently comprised of eight members. Our amended and restated bylaws permit our Board to establish by resolution the authorized number of directors, and as of the date of the Annual Meeting, eight directors will be authorized, seven of whom qualify as “independent” under the listing standards of the Nasdaq
Stock Market. Our Board has appointed Dr. Leproust to serve as Chair of our Board, Mr. Chess to serve as our lead independent director and Mr. Chan to serve as our lead director for corporate responsibility.
Our Board is divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes of directors continuing for the remainder of their respective three-year terms.
Our directors are divided among the three classes as follows:
•the Class I directors are currently Messrs. Chan and Ragusa, and Dr. Starovasnik and their terms will expire at the annual meeting of stockholders to be held in 2028;
•the Class II directors are currently Messrs. Crandell and Johannessen and Ms. Shineman Blake, and their terms will expire at the annual meeting of stockholders to be held in 2026; and
•the Class III directors are currently Dr. Leproust and Mr. Chess, and their terms will expire at the annual meeting of stockholders to be held in 2027.
We continuously evaluate our director skill set and expertise for alignment with our strategic objectives. Our directors bring extensive experience or expertise in areas that are important to Twist’s strategy, execution and long-term success. In addition, we strive to create and maintain a diverse Board as we respect the value that diverse life experiences bring to our Board and leadership.

Director
Director Skills and Expertise	Nelson C. Chan	Robert Chess	Keith Crandell	Jan Johannessen	Emily M. Leproust, Ph.D.	Robert Ragusa	Trynka Shineman Blake	Melissa A. Starovasnik, Ph.D.
Relevant Industry Knowledge		●	●		●	●		●
Public Company Board/ CEO	●	●	●	●	●	●	●	●
Executive Leadership	●	●	●	●	●	●	●	●
Finance and Accounting	●			●		●	●
Global Commercial Operations	●			●
Sales and Marketing	●	●					●
Manufacturing and Supply Chain	●			●		●
Science Research and Development					●	●		●
Risk Oversight	●			●	●	●		●
Strategic Planning, Business Development, and/or Growth	●	●	●	●		●	●	●
Technology and Innovation	●	●	●	●	●	●	●	●
Cybersecurity	●			●		●
Talent Management	●	●		●	●	●	●	●
Corporate Governance and Sustainability	●	●		●	●	●	●	●

Board Diversity
The following matrix discloses the gender and demographic backgrounds of our Board as self-identified by its members.

Board Diversity Matrix (As of January 6, 2026)
	8 total number of directors
Total Number of Directors	Female	Male
Part I: Gender
Directors	3	5
Part II: Demographic Background
African American or Black	—	—
Alaskan Native or Native American	—	—
Asian	—	1
Hispanic or Latino	—	—
Native Hawaiian or Pacific Islander	—	—
White	2	4
Two or More Races or Ethnicities	—	—
LGBTQ+	1	—
Did Not Disclose Demographic Background	1	—
Our Board adopted a board diversity policy in February 2022 that can be viewed on the Investor Relations section of our website at investors.twistbioscience.com/governance/governance-highlights.
Board and Committee Meetings
Our Board held five meetings during fiscal year 2025. The number of meetings held by each of the standing committees of our Board are provided below.
Board and Committee Meeting Attendance
Our Board has adopted a Directors Attendance Policy, which strongly encourages directors to attend each meeting of the Board and meetings of committees of the Board on which they serve in person, by telephone conference or by other means. During fiscal year 2025, each member of our Board attended at least 75% of the aggregate of the meetings of the Board and the committees on which he or she served. All of the then-serving
Board members attended our 2025 Annual Meeting, except for Xiaoying Mai, whose term expired at the time of the 2025 annual meeting.
Director Independence
Our Board has undertaken a review of its composition, the composition of its committees, and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.
Based on information provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that each of Messrs. Chan, Chess, Crandell,
Johannessen and Ragusa, Ms. Shineman Blake and Dr. Starovasnik do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the
SEC, and the listing standards of the Nasdaq Stock Market. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described above in this section.

Proxy Access
In 2022, our Board amended our bylaws to permit a stockholder, or group of up to 20 stockholders, owning in the aggregate at least 3% of our outstanding common stock continuously for at least three years and who continue to own such minimum shares through the date of the Annual Meeting, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board of
Directors, provided that the nominating holders and the nominees satisfy the requirements specified in the bylaws, including providing us with advance notice of the nomination.
Leadership Structure
Currently, Dr. Leproust serves as both CEO and Board Chair, and Mr. Chess serves as Lead Independent
Director. Mr. Chess has deep experience as an executive and director, and possesses the necessary authority as Independent Lead Director to enable our Board to provide strong, independent oversight through regular executive sessions. Our nominating and corporate governance committee periodically reviews our leadership structure and provides its recommendation to the Board. The Board has determined that the unified Chair and
CEO role, combined with the experienced Lead Independent Director, effectively represents stockholder interests, facilitates communication between the Board and management on critical business matters, and positions the Company well to implement its business strategy.
Communications with the Board of Directors
Stockholders and other interested parties may communicate with our Board of Directors as a whole, the
Chair of the Board, Lead Independent Director or the independent directors as a group, by writing to our Board of Directors c/o Corporate Secretary, Dennis Cho, Twist Bioscience Corporation, 681 Gateway Boulevard,
South San Francisco, California 94080. All mail received will be opened and communications that relate to matters that are within the scope of the responsibilities of our Board of Directors will be forwarded to the Chair of the Board, the Lead Independent Director or the independent directors as a group, as applicable. If the correspondence is addressed to our Board of Directors, the Chair of the Board will share it with the other board members if the Chair determines it is appropriate for our Board of Directors to review such correspondence.
Risk Oversight
Our Board and its committees administer their risk oversight responsibilities with support from our executive team.
Executive team. Our executive team has responsibility for the day-to-day management of the risks faced by the
Company and for designing and implementing the Company’s system of internal financial and business controls. Company management supports the Board by preparing information and reports about areas of material risk to the Company, its business and its industry. Additionally, the executive team plays a key role in setting the appropriate tone for ethical behavior and risk tolerance for the Company. In April 2025, the audit and risk committee approved the Enterprise Risk Management Steering Committee Charter. The purpose of the
Enterprise Risk Management Steering Committee (the “ERM Committee”) is to oversee an enterprise risk management program capable of identifying, assessing and managing risks to the Company and assisting the audit and risk committee in fulfilling its oversight responsibilities with respect to enterprise risk management.
The ERM Committee is lead by our Chief Financial Officer (“CFO”), who serves as the Chair of the ERM
Committee, and is comprised of members of the Company’s senior management team.
Board of Directors. Our Board exercises its responsibility for the oversight of enterprise risk management both directly and through its committees. Through its oversight of the Company’s strategic goals, the Board monitors the risks associated with our business and how the executive team manages and mitigates these risks.
Together with the executive team, the Board plays a key role in setting the appropriate tone for ethical behavior and risk tolerance. Board committees have oversight over specific areas of risk as described below.
•Our audit and risk committee focuses on financial, legal and compliance risks and has primary responsibility for cybersecurity and information security policies and practices. The committee periodically reviews with management any regulatory developments that could impact the Company.
•Our compensation committee has primary oversight over risks associated with our compensation plans and practices and retention of talent, and with our nominating and corporate governance committee, the

Company’s succession planning. Annually, the committee reviews the Company’s compensation program risk assessment.
•Our nominating and corporate governance committee has primary risk oversight over our Board composition, leadership structure and performance, our sustainability and Corporate Responsibility efforts and, with our compensation committee, the Company’s succession planning. Annually, the committee reviews with the Board, the appropriate mix of characteristics, experience and skills for our
Company.
Committees of the Board
Our Board has an audit and risk committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.
Audit and Risk Committee
Our audit and risk committee is currently comprised of Messrs. Chan, Johannessen and Ragusa and Ms.
Shineman Blake, each of whom is a non-employee member of our Board, with Mr. Johannessen serving as audit and risk committee chair. Our Board has determined that each of the members of our audit and risk committee satisfies the requirements for independence and financial literacy under the current listing standards of the Nasdaq Stock Market and SEC rules and regulations, including Rule 10A-3. Our Board has also determined that individually, both Messrs. Chan and Johannessen are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K of the Securities Act. This designation is a disclosure requirement of the SEC and does not impose upon Messrs. Chan and Johannessen any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of their membership on the board or the audit and risk committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit and risk committee member.
Our audit and risk committee is responsible for, among other things:
•selecting a qualified firm to serve as independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related party transactions;
•reviewing our policies on risk assessment and risk management;
•reviewing the adequacy and effectiveness of our cybersecurity and information security policies and practices, including the internal controls regarding cyber and information security;
•reviewing with management and members of the internal auditor, if any, any regulatory developments that could impact our risk identification, assessment, monitoring and risk management and mitigation;
•approving all audit and all permissible non-audit services, to be performed by the independent registered public accounting firm; and
•reviewing the audit committee report required by SEC rules to be included in our annual proxy statement.
Our audit and risk committee operates under a written charter, which satisfies the applicable rules of the
SEC and the listing standards of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our audit and risk committee. Our audit and risk committee held four meetings in fiscal year 2025.

Compensation Committee
Our compensation committee is currently comprised of Messrs. Chess, Crandell, Ragusa and Dr.
Starovasnik, each of whom is a non-employee member of our Board, with Dr. Starovasnik serving as compensation committee chair. Each member meets the requirements for independence under the listing standards of the Nasdaq Stock Market and SEC rules and regulations. Solely for purposes of Rule 16b-3 of the
Exchange Act, our Board has determined that each member of the compensation committee, except for Mr.
Ragusa, is a “non-employee director,” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
While Mr. Ragusa is not a “non-employee director” for Rule 16b-3 purposes only, he will recuse himself from approving equity grants by the Company to its directors and officers. As an independent director under the
Nasdaq listing standards and applicable SEC rules and regulations, Mr. Ragusa is eligible to participate in the
Company's non-employee director compensation.
Our compensation committee is responsible for, among other things:
•reviewing and approving the compensation of our chief executive officer and other executive officers;
•reviewing the compensation paid to our directors and making recommendations to our Board;
•reviewing, adopting, amending, and administering our cash and equity incentive plans and granting awards to eligible persons and determining the terms of such awards;
•reviewing, approving, amending, and terminating any change in control, severance or termination agreement, plan or arrangement for our executive officers;
•reviewing and approving the selection of our peer companies for purposes of evaluating our compensation competitiveness and establishing the appropriate positioning of the levels and mix of compensation elements;
•reviewing in conjunction with the nominating and corporate governance committee, succession planning for our chief executive officer and other executive officers and evaluating potential successors;
•overseeing engagement with stockholders and proxy advisory firms on executive compensation matters;
and
•assessing whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.
Our compensation committee operates under a written charter, which satisfies the applicable rules of the
SEC and the listing standards of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. Our compensation committee held six meetings in fiscal year 2025.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. Chan, Chess, Crandell and
Johannessen, each of whom is a non-employee member of our Board, with Mr. Chess serving as chair. Our
Board has determined that each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the Nasdaq Stock Market and SEC rules and regulations.
Our nominating and corporate governance committee is responsible for, among other things:
•identifying, evaluating and making recommendations to our Board regarding nominees for election to our
Board, and individuals to fill any vacancies on our Board, between meetings of our stockholders at which directors are to be elected;
•identifying, evaluating and making recommendations to our Board regarding the chairmanship and membership of each of its committees;
•considering and making recommendations to our Board regarding the composition of our Board and its committees;
•assessing the effectiveness of any diversity policy our Board may determine to implement;

•reviewing in conjunction with the compensation committee, succession planning for our chief executive officer and other executive officers and evaluating potential successors;
•reviewing and assessing the adequacy of our corporate governance guidelines and recommending any proposed changes to our Board; and
•reviewing and assessing our corporate responsibility initiative, goals and progress.
Our nominating and corporate governance committee operates under a written charter, which satisfies the applicable listing requirements and rules of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. Our nominating and corporate governance committee held four meetings in fiscal year 2025.
Our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to, diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance; experience relevant to our industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of our operations; practical and mature business judgment; and any other relevant qualifications, attributes or skills.
Currently, our Board evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In addition to this evaluation, the Board annually participates in an assessment of the performance of the Board and each of its committees conducted by an outside law firm and reviews the results of that assessment with the nominating and corporate governance committee.
Our Board may from time to time establish other committees.
Report of the Audit and Risk Committee
The material in this Report of the Audit and Risk Committee is not “soliciting material,” is not deemed
“filed” with the SEC, and is not to be incorporated by reference into any filing of Twist Bioscience Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
The audit and risk committee has reviewed the Company’s audited consolidated financial statements for the fiscal year 2025 and discussed these financial statements with the Company’s management and with Ernst &
Young LLP, the Company’s independent registered public accounting firm.
The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control for that purpose.
The Company’s independent registered public accounting firm is responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The audit and risk committee is responsible for providing independent, objective oversight of these processes.
The audit and risk committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and
the Securities and Exchange Commission (the “SEC”).
The audit and risk committee has received and reviewed the written disclosures and the letter from Ernst &
Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit and risk committee concerning independence, and has discussed with Ernst &
Young LLP its independence.

Based on the review and discussions referred to above, the audit and risk committee recommended to the
Board that the Company’s audited consolidated financial statements be included in the Company’s Annual
Report on Form 10-K for the fiscal year ended September 30, 2025 for filing with the SEC.
By the Audit and Risk Committee
Jan Johannessen (Chair)
Nelson C. Chan
Robert Ragusa
Trynka Shineman Blake
Policies and Procedures for Related Party Transactions
Our audit and risk committee charter states that our audit and risk committee is responsible for reviewing and approving in advance any related party transaction. Our Board adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions by the audit and risk committee. Pursuant to the policy, all of our directors, officers and employees are required to report to the audit and risk committee prior to entering into any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.
We are a party to a master supply agreement with, and are a supplier to, GeneDx Holding Corp.
(“GeneDx”), to provide them with reagents, equipment and other materials. Dr. Leproust, our CEO and Board
Chair, is a member of the GeneDx Board and serves on its audit, compensation and nominating and corporate governance committees. In fiscal year 2025, Twist recognized $9.9 million in revenue from GeneDx. The terms for the master supply agreement and our commercial relationship with GeneDx reflect our standard commercial terms and are consistent with Twist’s customary commercial practices with its customers. Dr. Leproust was not involved in the negotiation of the master supply agreement and has no interest in transactions with GeneDx beyond her interest in any commercial transaction between the Company and its customer.
We are a supplier to GRAIL. Mr. Ragusa, one of our directors and a member of our audit and risk and compensation committees is GRAIL’s CEO. In fiscal year 2025, Twist recognized $2.2 million in revenue from
GRAIL. The terms for these sales and Twist’s commercial relationships with GRAIL reflect Twist’s standard commercial terms and are consistent with Twist’s customer commercial practices with its customers. Mr.
Ragusa has no interest in GRAIL’s transactions with Twist beyond his interest in any commercial transaction between GRAIL and one of its suppliers.
On May 2, 2025, we executed a contribution agreement (the “Contribution Agreement”) with Atlas Data
Storage, Inc. (“Atlas”), then a newly formed company, for the sale and transfer to Atlas of our DNA digital data storage assets, including the related intellectual property, equipment and contracts and the license of certain other intellectual property for a consideration of 73.0 million shares of Series Seed-1 Preferred Stock of Atlas, upfront cash consideration of $2.5 million, promissory notes of $2.0 million, contingent manufacturing and commercial milestone payments of up to $75.0 million, and royalty payments based on a percentage of Atlas sales of the DNA data storage products or services. Mr. Crandell, one of our directors, is a managing director of
ARCH, which was one of the lead investors in the concurrent private placement of Atlas preferred stock. Upon the closing of the transaction, both Mr. Crandell and Dr. Leproust, our CEO and Board Chair, became members of the Atlas Board.
We agreed to provide transitional support services to Atlas in the areas of accounting, payroll and IT in return for payment on a time and material basis pursuant to a transition services agreement with Atlas, which also provides for continued access to relevant systems and other relevant premises on a transitional basis and reimbursement of third-party vendor costs for procurement of goods and services on behalf of Atlas. As part of the Contribution Agreement, we also subleased specific office and lab space to Atlas in South San Francisco.
We received a security deposit of $0.2 million for the sublease agreement and received approximately $1.1 million under the sublease agreement in fiscal year 2025.

Stockholder Engagement
We actively engage with our stockholders as we value their insights and perspective. Through our investor relations program, we regularly meet with our stockholders through scheduled investor meetings, conferences, roadshows, tours and other active engagements. Our stockholder engagement is directed by our head of corporate affairs with oversight by our CEO, board chairperson and co-founder, Emily M. Leproust, Ph.D., and our CFO, Adam Laponis.
Additionally, over the last three years we have met with stockholders estimated to hold approximately 88%
of our outstanding shares of common stock, and expanded our stockholder engagement program to include outreach to and meetings with investor stewardship and governance groups in order to discuss proxy-related proposals, overall corporate governance, corporate responsibility initiatives and other reporting initiatives.
These discussions have involved our lead independent director, the Chair of the Audit and Risk Committee as well as our CEO, CFO, Chief Accounting Officer and Senior Vice President, Corporate Affairs as appropriate.
These meetings have led to governance enhancements that help us to address the most important issues for our stockholders, and we consider it key to our long-term value creation.
Our conversations with stockholders in fiscal year 2025 covered a wide range of topics including our financial performance, our business strategies, commercial execution, risk management, performance metrics, diversity and inclusion metrics and programs, corporate responsibility reporting and ratings, our competitive and market positioning and growth drivers for each area of our business.
Corporate Responsibility Progress in 2025
At Twist, we work in service of customers who are changing the world for the better. In fields such as health care, food/agriculture, industrial chemicals, academic research and data storage, by using our synthetic DNA tools, our customers are developing ways to better lives and improve the sustainability of the planet. We believe that the faster our customers succeed, the better for all of us, and we believe Twist is uniquely positioned to help accelerate their efforts.
Our lead director for corporate responsibility, Nelson C. Chan, oversees goals and progress for all corporate responsibility efforts. The nominating and corporate governance committee receives quarterly updates on key corporate responsibility activities and initiatives. We established a Corporate Responsibility Steering Committee for oversight responsibility of our Company-wide corporate responsibility strategy, initiatives, and policies. The
Corporate Responsibility Steering Committee includes senior department leaders from finance, human resources, supply chain, legal, operations, quality assurance, information technology, biosecurity, government affairs, facilities, and others. All activities of the Corporate Responsibility Steering Committee are overseen by our CEO.
Additional information about our corporate responsibility activities is available in our Corporate
Responsibility Report issued in November 2025, which, although not incorporated by reference into this proxy statement, is available at our website at https://www.twistbioscience.com/company/corporate-responsibility.
Code of Conduct
We have adopted the Twist Bioscience Corporation Code of Business Conduct and Ethics (the “Code of
Ethics”) with which every person, including executive officers, who works for Twist and every member of our
Board is expected to comply. We require each of our employees and Board members to review and confirm compliance with our Code of Ethics annually. The full text of our Code of Ethics is posted on the investor relations section of our website at www.twistbioscience.com. If any substantive amendments are made to the
Code of Ethics or any waiver is granted, we intend to satisfy the disclosure requirement under Item 5.05 of
Form 8-K regarding such amendment to, or waiver from, a provision of this Code of Ethics by posting such information on our website, at the address and location specified above, or as otherwise required by the
Nasdaq Select Global Market.
Other Key Governance Policies
In addition to the Code of Ethics, we have also adopted our Anti-Corruption Policy, our Anti-Money
Laundering Policy, our Modern Slavery Act Statement, our Supplier Code of Conduct, Insider Trading
Compliance Program, and our Board Diversity Policy. We require each of our employees to review and certify compliance with our Anti-Corruption Policy, Anti-Money Laundering Policy, and Insider Trading Compliance
Program annually.
Succession Planning
Our Board, compensation committee and nominating and corporate governance committee maintain a plan of succession and development for the CEO and each member of the executive management team.
Management succession is regularly discussed in meetings of our Board. In addition, our Board periodically reviews our leadership pipeline, talent strategies, and succession plans for key positions. Directors also become familiar with potential successors for key positions through various other means, including presentations and informal meetings.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10 percent of our common stock to file with the SEC reports of ownership regarding the common stock and other Twist equity securities. These persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section
16(a) filing requirements were timely met in fiscal year 2025, other than one Form 4 for Robert Chess to report an option exercise and open market sale pursuant to a 10b5-1 plan, which was not filed timely due to an inadvertent administrative error.

EXECUTIVE OFFICERS
Executive Officers
Our executive officers as of the date of this Proxy Statement, including their positions and their respective ages on that date, are:

Name	Age	Position
Emily M. Leproust, Ph.D.	52	Chief Executive Officer and Chair of the Board
Patrick Finn, Ph.D.	54	President and Chief Operating Officer
Adam Laponis	49	Chief Financial Officer
Dennis Cho	55	Chief Legal Officer and Corporate Secretary
Paula Green	58	Senior Vice President of Human Resources
Robert Werner	52	Chief Accounting Officer
For information regarding Dr. Leproust, please refer to “Proposal 1—Election of Directors—Continuing
Directors” above.
Patrick Finn, Ph.D. has served as our President and Chief Operating Officer since October 2022. He joined our Company in February 2015 as Vice President of Sales and Marketing, was promoted to Senior Vice
President of Commercial Operations in December 2018, and served as our Chief Commercial Officer from
October 2019 to October 2022. Dr. Finn also serves on the Board of Directors of a private corporation. Prior to joining us, Dr. Finn was Vice President of Sales at Enzymatics Inc., a developer, manufacturer, and marketer of enzymes for molecular biology applications, sold predominantly to manufacturers in research and diagnostic markets from January 2012 to March 2015. Dr. Finn holds a B.Sc. in Chemistry from Heriot-Watt University and a Ph.D. in Chemistry from the University of Southampton.
Adam Laponis has served as our Chief Financial Officer since January 2024. Mr. Laponis previously served as the Chief Financial Officer of Eargo, Inc., a hearing aid manufacturing company, from June 2019 to
December 2023. From November 2018 to March 2019, Mr. Laponis served as Vice President of Financial
Planning and Analysis for Tesla, an automotive and energy company, where he previously served as Senior
Director of Finance from April 2017 to November 2018. Prior to that, he served as the Vice President and Chief
Financial Officer of Cardiovascular Care of Cardinal Health, a healthcare services and products company, from
October 2015 to April 2017. Prior to that, he served in various financial roles at Johnson & Johnson, a healthcare company, from August 2004 to October 2015. Mr. Laponis holds a B.S. in Chemical Engineering from the University of California, Berkeley and an M.B.A. from the University of Southern California.
Dennis Cho has served as our Chief Legal Officer and Corporate Secretary since February 1, 2024, and previously served as our Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance
Officer since September 2021. From January 2021 to September 2021, Mr. Cho served as Vice President and
Assistant General Counsel at CytomX Therapeutics, Inc., a therapeutic antibody platform company. Prior to this, from December 2019 to January 2021, Mr. Cho served as Executive Director for Seagen Inc., a biotechnology company. From October 2010 to December 2019, Mr. Cho was Senior Corporate Counsel and
Executive Director for Celgene Corporation, an integrated global pharmaceutical company. Mr. Cho holds a
B.S. in Molecular Cell Biology (Genetics), and Ethnic Studies, and a J.D. from University of California, Berkeley.
Paula Green has served as our Senior Vice President of Human Resources since December 2020 and previously served as our Vice President of Human Resources from March 2016 to November 2020. Prior to joining us, Ms. Green was Vice President of Human Resources at Qiagen, N.V., a provider of sample and assay technologies for molecular diagnostics, applied testing, academic and pharmaceutical research from March
2001 to September 2015. Ms. Green holds a B.S. in Organizational Behavior from the University of San
Francisco.
Robert Werner has served as our Vice President, Chief Accounting Officer since May 2023. Prior to joining us, Mr. Werner was Chief Accounting Officer at Invitae, Inc. from October 2017 to May 2023. Prior to Invitae,
Mr. Werner served as Vice President of Finance and Corporate Controller at Proteus Digital Health from
February 2015 to September 2017. He previously served as Corporate Controller and Principal Accounting
Officer at CardioDx from March 2012 to February 2015 and as Corporate Controller at Bloom Energy from June
2008 to March 2012. From September 2003 to May 2008, he held a series of roles of increasing responsibility at Spansion, Inc. (a spinoff of Advanced Micro Devices). Mr. Werner is a Certified Public Accountant and holds a Master’s of Accountancy in Professional Accounting and a B.S. degree in Accounting from Brigham Young
University’s Marriott School of Management.
There are no immediate family relationships between or among any of our executive officers or directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis section (“CD&A”) is designed to provide our stockholders with an explanation of our executive compensation program, philosophy and objectives. While the principles underlying this philosophy extend to all levels of the organization, this CD&A primarily covers the compensation provided to our named executive officers (“NEOs”). For fiscal year 2025, our NEOs include five current executive officers named below and in the executive compensation tables of this proxy statement, as follows:
Emily M. Leproust, Ph.D., Chief Executive Officer and Chair of the Board
Adam Laponis, Chief Financial Officer
Patrick Finn, Ph.D., President and Chief Operating Officer
Paula Green, Senior Vice President of Human Resources
Dennis Cho, Chief Legal Officer and Corporate Secretary
Fiscal Year 2025 Financial and Operational Highlights
In fiscal year 2025, the Company delivered strong year-over-year growth on key business drivers, including:
•Revenue increased by 20% to a record $376.6 million in fiscal year 2025 from $313.0 million in fiscal year 2024;
•Gross margin increased by 8.1% to 50.7% in fiscal year 2025 from 42.6% in fiscal year 2024; and
•Cash, cash equivalents and short-term investments on September 30, 2025 stood at
$232.4 million.
Fiscal Year 2025 Executive Compensation Highlights
Continued Alignment with Performance-based Compensation Philosophy and Alignment with Stockholder
Interests
In December 2024, the compensation committee approved a fiscal year 2025 executive compensation program where the majority of our executives’ target compensation opportunities was performance-based or in the form of long-term equity awards vesting over a three-year period for our performance-based equity awards and over a four-year period for our time-based equity awards. Our performance-based compensation elements relied on pre-established performance criteria in determining the amount of the payments earned by our NEOs under our fiscal year 2025 non-equity incentive plan (“Cash Bonus Plan”) and initial vesting for the performance-based restricted stock units (“PRSUs”). As a result, approximately 95% of our CEO’s target total direct compensation and approximately 90% on average of our other NEOs’ target total direct compensation was “at-risk.” The performance criteria for executive payouts in 2025 are described below. In setting and determining the 2025 performance compensation elements, our compensation committee selected performance goals focused on driving Twist’s financial, operational and strategic priorities for 2025.
In December 2024, the compensation committee approved our equity incentive program in respect of fiscal year 2025 to be comprised of PRSU awards, which become eligible to vest based on achievement of revenue, gross margin, and adjusted EBITDA metrics, and time-based RSU awards. Our equity incentive program is described in greater detail below in the section titled “Elements of Compensation—Equity Incentive Program.”
Alignment between 2025 Financial Performance and Executive Compensation
For our Cash Bonus Plan, the compensation committee set targets in December 2024 for achievement of fiscal year 2025 revenue and gross profit metrics, adjusted to exclude stock compensation expense, as well as selected individual strategic goals for each NEO related to Company performance and their individual areas of responsibility. Under the fiscal year 2025 Cash Bonus Plan, the compensation committee certified achievement on the plan metrics as follows:

•Revenue of $376.6 million, paying out at 119% of target,
•Adjusted gross profit of $198.0 million, paying out at 200% of target, and
•Individual strategic goal achievement of 100% of target for all NEOs.
Consequently, cash bonuses for 2025 performance were earned at approximately 129.6% of target for all
NEOs. Dr. Leproust, Mr. Laponis, Dr. Finn, Ms. Green, and Mr. Cho received cash bonuses of $932,918,
$349,197, $583,592, $259,144, and $290,889, respectively. Our Cash Bonus Plan is described in greater detail below in the section entitled “Elements of Compensation—Cash Bonus Plan.”
When selecting financial performance metrics to use for the fiscal year 2025 executive compensation program, the compensation committee selected a combination of metrics that are key indicators of the
Company’s financial success, significant drivers of stockholder value creation and align with our overall operating strategy and financial plan and guidance. The compensation committee chose the metrics listed below for the fiscal year 2025 executive compensation program.
•Revenue – used as a performance metric for the Cash Bonus Plan and the PRSUs because it is a critical measurement of the growth of our business used by management and market analysts;
•Adjusted gross profit – used as a performance metric for the Cash Bonus Plan because it reflects management’s effectiveness in selling our products and services while operating the business in a cost-
efficient manner;
•Gross margin - used as a performance metric for the PRSUs because it reflects the long-term structural health and scalability of our business model; and
•Adjusted EBITDA breakeven – used as a performance metric for the PRSUs because it demonstrates our progress toward achieving positive operating profitability. Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest income, income tax expense, depreciation and amortization, other income/expense, net, stock-based compensation expense and other items.
Listening to Stockholders
As described above, we will hold a non-binding stockholder advisory vote on the fiscal year 2025 compensation of our NEOs (a “Say-on-Pay” vote). See “Proposal 2—Non-Binding, Advisory Vote to Approve the Compensation of Our Named Executive Officers” for more information. Our compensation committee and
Board value the opinions of our stockholders and consider the outcome of Say-on-Pay votes, as well as any feedback received throughout the year, when making compensation decisions for our executive officers.
At our 2025 annual meeting of stockholders, which took place in February 2025, we requested that stockholders cast a Say-on-Pay vote. This proposal passed with approximately 98% of the votes cast (for or against). Further demonstrating our responsiveness to stockholder feedback regarding our equity programs, at our 2025 annual meeting, we proposed and received approval to remove the “evergreen” provision from our
2018 Equity Incentive Plan, providing stockholders with a direct voice in our long-term equity compensation strategy.
In evaluating our compensation practices in 2025, the compensation committee was mindful of the support our stockholders expressed for our philosophy of linking compensation to financial objectives and the enhancement of stockholder value. Twist seeks to provide near-term and long-term financial incentives that align the executive officers’ interest with those of the stockholders and focus executive officer behavior on the achievement of near-term corporate goals, as well as long-term business strategies. We believe alignment between executive compensation and stockholder interests has driven corporate performance over time.
As our compensation programs evolve in the future, we will continue to seek input from our stockholders.

Compensation Governance Highlights

What We Do:		What We Do Not Do:
✓	Tie a significant portion of our executives’ compensation to predetermined performance goals based on the key drivers for our business	✗	Pay cash incentives if performance levels fall below pre-determined thresholds
✓	Focus our executive compensation program on performance-based, at risk compensation and equity awards which align stockholder and executive interests	✗	Permit short-sales, hedging or pledging of our stock
✓	Require our executives to hold Company stock under our stock ownership guidelines	✗	Enter into employment agreements that provide for fixed terms, automatic compensation increases or equity grants
✓	Deliver a majority of our executives’ compensation opportunities in the form of long-term equity awards vesting over three- and four-year periods	✗	Provide single-trigger change in control benefits
✓	Retain an independent compensation consultant reporting to our compensation committee	✗	Provide for excessive cash severance
✓	Maintain a compensation committee comprised of independent directors	✗	Provide our executives with golden parachute tax gross-ups and excessive perquisites
✓	Hold an annual advisory vote on executive compensation	✗	Maintain any executive pension plans, or any retirement programs that are not generally available to all employees
✓	Cap payouts under our plans to discourage inappropriate risk-taking by our NEOs	✗	Permit repricing or cashing out underwater stock options without stockholder approval
✓	Provide for double-trigger change in control severance provisions
✓	Maintain a compensation recovery policy that applies to both cash incentives and equity awards
Our Compensation Philosophy and Objectives

Attract and Retain	Pay for Performance
Offer a total compensation program that flexibly
adapts to changing economic, regulatory and
organizational conditions, and takes into
consideration the compensation practices of peer
companies based on an objective set of criteria
Provide a significant portion of compensation through variable, performance-based components that are at- risk and based on satisfaction of designated financial and non-financial objectives
Align Executive Interests with Our Stockholders	Reward Actual Achievement
Compensate for achievement of short-term and
long-term Company financial and operating goals
and refrain from providing “golden parachute”
excise tax gross-ups, or accelerated equity vesting
except in limited circumstances

Align the interests of our executives with our
stockholders by tying a significant portion of total
compensation to our overall financial and operating
performance and the creation of long-term
stockholder value

Balance Short-term and Long-term Incentives
Provide near-term and long-term financial
incentives that align the executive officers’ interest
with those of the stockholders and focus executive
officer behavior on the achievement of near-term
corporate goals, as well as long-term business
strategies

Fiscal Year 2025 Executive Compensation
Because we believe it is important to our success to pursue long-term corporate objectives, the target bonus opportunity and the long-term equity awards are “at-risk” compensation or, in other words, are dependent on the accomplishment of Twist's business and financial objectives. We believe that this best aligns each NEO’s incentives with the interests of our stockholders. As shown in the graphics below, in fiscal year 2025, approximately 95% of our CEO’s target total direct compensation was variable and at-risk compensation, and on average, approximately 90% of the target total direct compensation of our other NEOs was at-risk.
CEO
Other NEOs

Base Salary 10%
Bonus 5%
Long Term RSUs 35%
Long Term PRSUs 49%

The above charts reflect salary rates and target Cash Bonus Plan amounts, and not amounts actually earned or paid out. Long-term PRSUs and RSUs represent the target value of these equity awards granted in fiscal year 2025.
Elements of Compensation
The table below summarizes the key components of our fiscal year 2025 compensation program for our
NEOs. The compensation committee annually reviews each element of our program, individually and in the aggregate. To determine amounts and where applicable, performance goals and vesting schedules, for each element and each NEO, the compensation committee considers multiple factors, including:
•market data and compensation analyses provided by the compensation committee’s independent compensation consultant;
•information it requests from management;
•each NEO’s scope of responsibility and performance; and
•recommendations from our CEO regarding other NEOs.

Compensation Element	Form of Compensation	Guaranteed vs. At-Risk	Performance vs. Time- based
Base Salary	Cash	Guaranteed	N/A
Cash Bonus	Cash	At-Risk	Performance-based
Long-term Equity Incentive	PRSU awards	At-Risk	Performance-based
	Time-based RSU awards	At-Risk	Time-based
Termination and Change in Control Benefits	Cash/Equity/Other	N/A	N/A
Other Benefits	Other	N/A	N/A
Base Salary

2025 Base Salary
Philosophy	Considerations
•Attract and retain. Provide fixed compensation to attract and retain key executives
•Salary reviewed and set annually
•The factors used to determine base salaries include
scope of responsibilities, individual and Company
performance, retention, date of last increase, equity
ownership, internal equity, peer group data and the
recommendations of our CEO (other than with
respect to her own compensation)

The following table summarizes the annual base salaries of our NEOs in fiscal year 2025 compared to fiscal year 2024. The salary of each of our NEOs was increased from fiscal year 2024 to fiscal year 2025 based on individual performance, increased responsibilities, retention and market competitiveness based on peer group benchmarking. In particular, the compensation committee considered the following: for Mr. Laponis, his base salary was increased by 9% to align with the 50th percentile of our peer group and to recognize his individual performance in remediating the Company’s material weakness and improving internal controls under his leadership; for Dr. Finn, his base salary was increased by 13% to align with the 75th percentile of our peer group and to recognize his increased scope of responsibility by assuming oversight of biopharma; and for Ms. Green,

her base salary was increased by 8% to align with the 50th percentile of our peer group and to recognize her increased scope of responsibility by assuming oversight of the Company’s facilities function.

Name	2024 Base Salary	2025 Base Salary	Primary Reason of Change
Emily M. Leproust, Ph.D.	$685,000	$720,000	Individual and Company performance; market competitiveness
Adam Laponis	$450,000	$490,000	Individual and Company performance; market competitiveness; increased scope of responsibilities
Patrick Finn, Ph.D.	$500,000	$563,000	Individual and Company performance; market competitiveness; increased scope of responsibilities
Paula Green	$371,000	$400,000	Individual and Company performance; market competitiveness; increased scope of responsibilities
Dennis Cho	$433,000	$449,000	Individual and Company performance; market competitiveness

Cash Bonus Plan
Our NEOs receive annual cash bonus awards through our Cash Bonus Plan, which rewards our executive officers for the achievement of predetermined financial and strategic goals that the compensation committee and our management view as key drivers for our business.

Fiscal Year 2025 Cash Bonus Plan
Philosophy	Target Amount Considerations	Award Design Considerations	Performance Conditions
•Pay for Performance:
Establish appropriate
short-term performance
conditions that the
compensation
committee believes will
drive our future growth
and profitability
•Reward Achievement:
Reward achievement of
short-term performance
conditions
•Align the interests of
executives with those
of our stockholders:
70% of payout tied to
Company performance
consistent with fiscal
year 2025 financial plan
•Attract and Retain
Executives: Offer
market competitive
incentive opportunities

•Factors used to
determine target
amounts included: role,
scope of
responsibilities,
individual and Company
performance, current
salary, equity
ownership, internal
equity, our peer group
data and the
recommendations of
our CEO (other than
with respect to her own
compensation)

•Revenue and adjusted
gross profit were
chosen as the
Company performance
goals because the
compensation
committee believes
they are (i) the best
indicators of financial
success for our
Company, (ii) significant
drivers of stockholder
value creation, and (iii)
align with our overall
operating strategy and
our fiscal year 2025
financial plan and
guidance
•A portion of each
individual’s bonus was
also earned based on
achievement of key
individual strategic
objectives that were set
for each NEO at the
beginning of the first
half and second half of
fiscal year 2025
•NEOs earn payouts
based on satisfying or
exceeding rigorous
threshold goals aligned
with our fiscal year
2025 financial plan and
executives receive no
payouts if they fail to
meet the threshold
goals

•Annual revenue target
of $367 million
•Adjusted gross profit
target of $180 million
(excluding stock-based
compensation expense)
•First half and second
half strategic goals
were tied to each
individual’s area of
focus, but payout is on
an annual basis
•Opportunity to earn up
to 200% of the target
bonus amount for
superior performance

Target Awards
The compensation committee annually reviews and sets individual target cash bonus opportunities which are expressed as a percentage of each participant’s annual base salary, using the same criteria as described above for annual base salary. Following the review for fiscal year 2025, the compensation committee determined that the target incentive opportunities for Drs. Leproust and Finn should be increased in order to be more competitive with the market, while the target incentives for Messrs. Laponis and Cho and Ms. Green remained appropriate from the prior fiscal year. The following table summarizes the annual target incentive percentages of our NEOs currently employed by the Company in fiscal year 2025.

Name	2024 Target Incentive (% of Base Salary)	2025 Target Incentive (% of Base Salary)
Emily M. Leproust, Ph.D.	90%	100%
Adam Laponis	55%	55%
Patrick Finn, Ph.D.	60%	80%
Paula Green	50%	50%
Dennis Cho	50%	50%
Financial Performance Measures
For fiscal year 2025, the compensation committee selected revenue and adjusted gross profit as the financial performance measures. Revenue was weighted 50% and adjusted gross profit was weighted 20% of the target award opportunity for our NEOs with the payout for each component ranging from 50% to 200% of target payout depending on achievement against such goals, resulting in performance against financial metrics constituting 70% of each NEO’s target award. The remaining 30% of awards was based on individual strategic goals, which in the case of the CEO, are tied to our strategic business priorities, and in the case of our other
NEOs, are tied to each individual’s area of focus, for the first and second half of fiscal year 2025.
The actual targets and payout percentages for revenue and adjusted gross profit are set forth in the table below.

Financial Performance Goal	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	FY 2025 Results	Payout(1)
Revenue	50%	$278M	$367M	$417M	$377M	119%
Adjusted gross profit(2)	20%	$126M	$180M	$195M	$198M	200%
__________________
(1)Payouts are linearly interpolated for performance between the threshold, target and maximum goals.
(2)Adjusted gross profit is defined under the fiscal year 2025 Cash Bonus Plan as gross profit excluding stock-
based compensation expense.
Individual Strategic Goals
Because we believe that achieving key elements of our business strategy is important to driving sustainable growth and value creation, we based 30% of each NEO’s fiscal year 2025 target award opportunity on individual, strategic goals tied to our strategic business priorities for the first half and second half of fiscal year
2025, with the payout for each NEO for this component ranging from 0% to 200% depending on their achievement against such goals.

The individual goals are tied to our strategic business priorities for the first half and second half of fiscal year 2025 and used to determine the individual performance factor for NEOs. They consist of measurable goals for one or more of the strategic areas set forth in the table below. Early in the applicable performance period, the compensation committee established the strategic goals for Dr. Leproust and, in consultation with Dr.
Leproust, the compensation committee established the goals for the other NEOs.

NEOs	FY2025 Strategic Goal Categories
CEO	•Customer acquisition and customer retention •Establish new growth vectors	•Strengthen the foundation •Exercise capital deployment discipline
Other NEOs	•Scale organizational capabilities •Reinforce platform for sustainable growth •Achieve fiscal year 2025 financial plan •Foster a culture of excellence and engagement	•Expand new product footprint •Strengthen the organization •Ensure that labor is not a constraint to operations •Improve operational excellence
The compensation committee evaluated the performance of our CEO and determined the portion of her award that was based on achieving these goals in its sole discretion. Dr. Leproust evaluated the performance level of each of the other NEO’s individual performance against the pre-determined goals following the end of the fiscal year, then submitted her recommendations with respect to each of the other NEOs. The compensation committee makes the final determination of awards. The table below summarizes the individual performance payout determined by the compensation committee for each NEO currently employed by the Company and the reasoning for such determinations.

Name	Total Individual Performance Payout	Reasoning
Emily M. Leproust, Ph.D.	100%
Achieved significant customer acquisition and customer retention by leading the business to successfully grow the number of ordering customers to over 9,000 by the end of the fiscal year. Established new growth vectors through the launch of differentiated products.
Strengthened the foundation by implementing foundational
technology and process improvements to support operational
scalability and by maintaining SOX compliance with no material weaknesses. Exercised capital deployment discipline by bringing spin out of Atlas to closure and securing $155 million in investment while retaining a significant equity position in Atlas.

Adam Laponis	100%
Reinforced our platform for sustainable growth by continuing to improve controls, ensure no new material weakness or significant deficiency determined, expand the ERM program, and support
international expansion. Supported the achievement of the financial plan by improving forecast and management of inventory and hitting financial targets. Strengthened the organization by championing improvements in employee engagement through a collaborative
update of new hire onboarding materials related to finance and cross-functional participation of finance team members.

Patrick Finn, Ph.D.	100%
Scaled organizational capabilities by optimizing the commercial operations leadership structure, rebuilding key commercial teams with exceptional leaders, and elevating the IT function to drive business offense. Achieved significant margin expansion through organic growth, driven by increased operational discipline that kept operating expenses firm while revenues improved. Expanded our new product footprint by establishing a comprehensive partnership roadmap for future product launches and accelerating development in key product portfolios.

Paula Green	100%
Ensured that labor is not a constraint to operations by analyzing and acting on turnover data, optimizing onboarding processes for new hires, enhancing the recruiting process through AI integration, and identifying culture ambassadors across the organization.
Strengthened the organization by introducing safety and awareness training programs, making improvements to facility operations and efficiencies, including implementing a mass communications
system globally. Fostered a culture of excellence and engagement by empowering leaders with user-friendly coaching tools and
providing guidance on effective communication, feedback, and performance management strategies.

Dennis Cho	100%
Scaled organizational capabilities by effectively supporting commercial processes through the implementation of a
comprehensive action plan based on survey feedback and
reduction in turnaround time for third party agreements. Supported the achievement of the financial plan by driving sustainable growth towards profitability through successful out-licensing and
transactional support and a significant reduction in overall department spending. Improved operational excellence by assisting with SOX compliance.

Total Cash Bonus Payout
After considering the executive team’s actual achievement of performance measures, our compensation committee determined that incentive plan bonuses for 2025 performance were earned at approximately 129.6%
of target for each of our NEOs. The cash bonuses for each NEO currently employed by the Company are summarized in the table below.

Name	2025 Target Plan Incentive (% of Base Salary)	2025 Target Plan Incentive ($)	Total Achievement (% of Target)	Incentive Plan Bonus Payout
Emily M. Leproust, Ph.D.	100%	$720,000	129.6%	$932,918
Adam Laponis	55%	$269,500	129.6%	$349,197
Patrick Finn, Ph.D.	80%	$450,400	129.6%	$583,592
Paula Green	50%	$200,000	129.6%	$259,144
Dennis Cho	50%	$224,500	129.6%	$290,889
Pay for Performance and Alignment with Stockholder Interests
As discussed in the Compensation Discussion and Analysis above, in fiscal year 2025, the Company delivered strong year-over-year growth in our key business drivers, including record revenue exceeding target achievement and adjusted gross profit exceeding maximum achievement under our Cash Bonus Plan. The resulting above-target payouts under the Cash Bonus Plan reflect the alignment of Twist’s solid financial and operational successes in 2025 with our executive compensation program.
In setting and determining the 2025 performance compensation elements, including the Cash Bonus Plan, our compensation committee selected performance goals focused on driving Twist’s financial, operational and strategic priorities for 2025. Consistent with our pay for performance philosophy, the compensation committee selected a combination of metrics to use for the Cash Bonus Plan that are key indicators of the Company’s financial success and significant drivers of stockholder value creation and that align with our overall operating strategy and financial plan and guidance: (i) revenue, because it is a critical measurement of the growth of our business used by management and market analysts; and (ii) adjusted gross profit, because it reflects management’s effectiveness in selling our products and services while operating the business in a cost-efficient manner. These performance measures were carefully selected and designed by the compensation committee to incentivize the appropriate balance among company goals that are intended to further align our executives’
compensation with our company’s continued long-term success: delivering financial results, prudently managing our capital structure and executing on external and internal disciplined growth.
Under our Cash Bonus Plan, NEOs earn payouts based on satisfying or exceeding rigorous threshold goals aligned with our fiscal year 2025 financial plan. The compensation committee engaged its independent compensation consultant to analyze the historical performance of our company and its peers, using the performance metrics from our annual bonus program. At the time the fiscal year 2025 annual bonus goals were set, the target goals for revenue and adjusted gross profit required year-over-year growth above the 75th percentile of peer growth expectations. Specifically, these targets represent approximately 17% year-over-year growth for revenue and 31% year-over-year growth for gross margin over fiscal year 2024 results (inclusive of biopharma services). The compensation committee believes these targets clearly demonstrate the rigor of our performance metrics and their alignment with aggressive growth expectations.
Although the NEOs received above-target payouts under the Cash Bonus Plan despite lower total shareholder return (“TSR”) in fiscal year 2025, we believe our compensation program aligns executive pay and company performance. The majority of our executives’ target compensation opportunities was performance-
based or in the form of long-term equity awards. Our 2025 executive compensation program was a balanced mix of short-term cash and long-term equity-denominated compensation, which supports management's focus on long-term value creation and alignment with stockholders versus near-term decisions for cash payouts.
Approximately 95% of our CEO’s target total direct compensation and approximately 90% on average of our other NEOs’ target total direct compensation was “at-risk.” Our NEOs’ target total direct compensation reflects the link between pay and TSR performance, especially when equity awards account for approximately 89% for our CEO and approximately 84% of each NEO’s target total direct compensation, and half of those equity awards are in the form of PRSUs (as discussed below). Such PRSUs are intended to provide executive officers with a long-term incentive to manage the Company from the perspective of an owner and align our executive team’s interests in growing the business, which supports the objectives of linking realized value to the achievement of critical financial and operational objectives and delivering superior long-term stockholder returns.
Equity Incentive Program
We provide the majority of the target total direct compensation of our executive officers, including our
NEOs, through equity awards (89% for our CEO and 84% for our other NEOs). Our compensation committee believes equity awards serve as an effective vehicle for long-term compensation and reinforce the alignment of our executives’ interests with those of our stockholders. By having a significant percentage of our executive officers’ target total direct compensation payable in the form of equity that vests over a number of years and, as a result, is subject to higher risk and long-term vesting requirements compared to cash compensation, our executive officers are motivated to remain employed with Twist and take actions that will benefit Twist and its stockholders over the long term.
Fiscal Year 2025 Long-Term Equity Program
In December 2024, after carefully considering Twist’s and the executive team’s performance, the compensation committee granted a portion of each NEO’s target value in PRSUs and a portion of each NEO’s target value in time-based RSUs in connection with the fiscal year 2025 annual equity grant cycle (the “Fiscal
Year 2025 Equity Program”). The approach of granting both time and long-term performance-based equity awards to our executives, which we first instituted with respect to our fiscal year 2022 annual equity grant cycle,

reflects the compensation committee’s philosophy of pay-for-performance and continues to be a regular part of our executive compensation program.
The material features of our Fiscal Year 2025 Equity Program are summarized in the table and section below.

Fiscal Year 2025 Equity Program
Award Type	Philosophy
PRSU awards
•Pay for Performance: Establish appropriate long-term performance conditions that the compensation committee believes will drive our long-term future growth and profitability
•Reward Achievement: Provide meaningful and appropriate short-term and long-
term incentives for achieving Company annual financial goals that the compensation committee believes are important for our short- and long-term success
•Attract and Retain Executives: Promote retention of our executives through requiring service through the performance and three-year vesting periods and date that the compensation committee certifies the performance results

Time-based RSU awards	•Attract and Retain Executives: Promote retention of our executives through four- year service vesting period •Align Interests with Stockholders: The value of RSU awards is correlated to our stock price
Award Type	Grant Amount Considerations
PRSU awards
•Factors used to determine the size of grants included: (i) the responsibilities, past performance, and anticipated future contributions of the NEO; (ii) the competitiveness of NEO’s overall compensation package with reference to peer group practices; (iii) the NEO’s existing equity holdings; (iv) the extent to which these holdings are vested; and (v) the recommendations of our CEO (other than with respect to her own compensation)

Time-based RSU awards	•Same factors used to determine size of fiscal year 2025 PRSUs •Ensure sufficient equity awards available to meet equity incentive needs for non- executive employees
Fiscal Year 2025 Equity Awards
Time-Based RSUs
For fiscal year 2025, our NEOs received time-based RSUs. All of our NEOs received their RSU awards in
December 2024. For these RSU awards, 1/16th of the total number of time-based RSUs vest on each quarterly anniversary of November 20, 2024 (the vesting commencement date), for a total vesting period of four years, subject to the NEO’s continuous service through each vesting date.
PRSUs
For fiscal year 2025, each of our NEOs also received PRSUs in December 2024. To further align executive incentives with long-term stockholder value, the compensation committee shifted to an approximately three-year performance period from the grant date, a change from the two-year performance period used in prior years. To ensure these awards drive significant growth, the compensation committee established aggressive performance metrics for quarterly revenue, gross margin, and adjusted EBITDA goals to be achieved no later than
September 30, 2027 (approximately three years after grant). The first quarter in which all three metrics are met,
NEOs will earn 100% target payout. To reward maximum performance and consistency, if the same targets are achieved in subsequent quarters, NEOs will earn an additional 10% payout for each quarter (up to four quarters) for a total maximum payout of 140%. While target and maximum vesting require achievement of all three metrics, a threshold payout of 50% is eligible if only the adjusted EBITDA goal is achieved, ensuring a foundational focus on profitability. If the adjusted EBITDA threshold is not met within the three-year window, no shares will vest. These performance measures were set at the beginning of the performance period in
December 2024. The final vesting percentage for the performance metrics range from 50% to 140% of the vesting eligible PRSUs.
Before the conclusion of the performance period, we do not publicly disclose our specific performance measure targets and the corresponding thresholds and maximums because of the potential for competitive harm from such disclosure. These measures are competitively sensitive and would reveal information about our view of our anticipated trajectory, which is not otherwise public. The compensation committee believes that it has set performance goals at rigorous and challenging levels so as to require significant effort and achievement by our executive officers to be attained, and that such goals have been established in light of our internal forecast as well as the macroeconomic and industry environments. After the end of the performance period, the targets and achievement relative to such targets will be disclosed.
As soon as practical after achievement of the performance requirements are met, the compensation committee will certify the performance results based on achievement against the specified performance metrics to determine the number of shares subject to the PRSUs that will be eligible to vest. Once the compensation committee certifies the number of PRSUs that become eligible to vest based on the performance metrics, 40%
of such target vesting eligible PRSUs will vest upon certification by the compensation committee and 60% of such target vesting eligible PRSUs will vest on September 30, 2027 (approximately three years after grant), subject to the NEO’s continuous service through each vesting date (the “FY25 PRSU Settlement”). Additionally, any shares earned pursuant to maximum performance will also vest and be settled pursuant to the FY25 PRSU
Settlement.
The target value of each NEO’s PRSU and RSU award and the total number of PRSU and RSU awards that such NEO received in connection with fiscal year 2025, which were granted in December 2024, are set forth in the table below.

Name	Target Value of PRSU and RSU Award at Grant(1)	Number of PRSU Awards Granted	Number of RSU Awards Granted
Emily M. Leproust, Ph.D.	$9,998,454	95,351	95,350
Adam Laponis	$2,804,533	26,746	26,745
Patrick Finn, Ph.D.	$5,624,114	53,635	53,634
Paula Green	$2,142,132	20,429	20,428
Dennis Cho	$2,393,377	22,825	22,824
__________________
(1) The target value at grant of the award is based on the per share price of $52.43, which was the closing stock price of the Company’s stock on December 4, 2024, the grant date.
Results of Fiscal Year 2024 Long-Term PRSUs
Fiscal Year 2024 Award
In November 2023, our NEOs (other than Mr. Laponis, who commenced employment in January 2024)
received long-term PRSUs that become eligible to begin vesting based on achievement of fiscal year 2025 revenue and ending cash balance goals. Once the compensation committee certifies achievement of the applicable performance goals to determine the number of PRSUs eligible for vesting, 40% of such vesting eligible PRSUs vest on October 1, 2025 (approximately two years after grant) and 60% of such vesting eligible
PRSUs will vest on October 1, 2026 (approximately three years after grant), subject to the NEO’s continuous service through the vesting date.
Determination of the vesting eligible PRSUs was based on achievement against two metrics: (1) 70% of the vesting eligible shares subject to the PRSUs was determined based on achievement against certain revenue goals, and (2) 30% of the vesting eligible shares subject to the PRSUs was determined based on achievement against certain ending cash balance goals, in each case, as set forth in the table below. The eligible vesting percentage with respect to fiscal year 2025 revenue and ending cash balance, as applicable, ranged from 50%
to 100%.

Financial Performance Goal	Threshold (50% Eligible to Vest)	Target (100% Eligible to Vest)	Maximum (100% Eligible to Vest)
Revenue	$252M	$316M	$316M
Ending cash balance	$125M	$150M	$150M
In October 2025, the compensation committee certified that the Company had achieved revenue of $353 million and ending cash balance of $222 million for fiscal year 2025, resulting in 100% achievement of the revenue goal and 100% achievement of the ending cash balance goal for fiscal year 2025. As a result, the compensation committee certified that the PRSUs would become eligible to vest at 100% of the target number of PRSUs. The table below sets forth the target number and target grant value of PRSUs granted to each NEO and the number of PRSUs that became vesting eligible upon the compensation committee’s certification.

Name	Target Value at Grant(1)	Number of PRSU Awards Granted	Number of PRSU Awards Vested
Emily M. Leproust, Ph.D.	$2,924,975	168,976	168,976
Adam Laponis (2)	$874,500	25,000	25,000
Patrick Finn, Ph.D.	$1,381,078	79,785	79,785
Paula Green	$614,730	35,513	35,513
Dennis Cho	$510,957	29,518	29,518
__________________
(1)The target value at grant of the PRSU awards for each NEO, other than Mr. Laponis, is based on the per share price of $17.31, which was the closing stock price of the Company’s common stock on
November 2, 2023, the grant date.
(2)The target value at grant of the PRSU award for Mr. Laponis is based on the per share price $34.90, which was the closing stock price of the Company’s common stock on January 8, 2024, the grant date.
Severance and Change in Control Benefits
The following table provides information regarding the severance benefits that are provided for in the employment agreements that we have with our NEOs. For additional information regarding the severance and change in control arrangements of our NEOs, please refer to the section below titled “Potential Payments upon
Termination or Change in Control.”

Termination and Change in Control Protections
Philosophy	Considerations	Terms
•Attract and Retain Executives:
•Intended to ease an NEO’s
transition due to an
unexpected employment
termination, or retirement
•Retain and encourage our
NEOs to remain focused on
our business and the interests
of our stockholders when
considering strategic
alternatives
•Align Interests with
Stockholders: Mitigate any
potential employer liability and
avoid future disputes or
litigation

•The employment of our NEOs is
“at will,” meaning we can
terminate them at any time, and
they can terminate their
employment with us at any time
•Arrangements should be
designed to: (i) provide
reasonable compensation to
executive officers who leave our
Company under certain
circumstances to facilitate their
transition to new employment
and (ii) require a departing
executive officer to sign a
separation and release
agreement acceptable to us as a
condition to receiving post-
employment compensation
payments or benefits
•“Double-trigger” provisions
preserve morale and productivity,
and encourage executive
retention in the event of a change
in control
•These provisions are considered
a typical component of a
competitive executive
compensation program for
executives among our peers

Agreements with NEOs Currently
Employed:
•Provide for certain cash
payments, and/or the vesting of
certain equity awards and
COBRA benefits, in the event
there is a separation of
employment under various
circumstances, subject to the
execution of a release of claims
•Provide for accelerated vesting of
equity awards upon a change in
control if the recipient is
terminated by the acquiring entity
in connection with the change in
control under specified
circumstances, subject to the
execution of a release of claims

Other Executive Benefits
In fiscal year 2025, we did not otherwise provide perquisites to our NEOs that are generally unavailable to other employees except a housing benefit more fully described below. During fiscal year 2025, we provided the following benefits to our NEOs on the same basis as our other eligible employees: health insurance; vacation, personal holidays and sick days; life insurance and supplemental life insurance; short-term and long-term disability insurance; and a 401(k) retirement plan. We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
The compensation committee has agreed to provide corporate housing benefits to certain NEOs so that they can maintain their primary residences located outside of their primary work location. This benefit reflects the highly competitive executive labor market in which the Company operates. In fiscal year 2025, each executive listed below was entitled to a gross monthly payment as follows: Emily M. Leproust, Ph.D.: $10,000;
Patrick Finn: $10,000; and Paula Green: $9,000.
Compensation Recovery Policy
In accordance with these final rules adopted by the SEC and the Nasdaq Stock Market implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer
Protection Act, on November 2, 2023, the compensation committee approved a Compensation Recovery Policy, which provides that in the event the Company is required to restate any of its financial statements that have been filed with the SEC, then the Company will seek to recover any erroneously awarded performance-based incentive compensation received by covered executive officers during the three completed fiscal years of the
Company immediately preceding the earlier of (i) the date the Board (or its delegate) concludes (or reasonably should have concluded) that a financial restatement is required or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare a financial restatement. Covered executive officers include any current or former executive officer who was a Section 16 officer of the Company during the three-fiscal year recovery period.
This recovery is required without regard to any individual knowledge or responsibility related to the financial restatement. Notwithstanding the foregoing, the Company will not be required to seek such recovery if the compensation committee determines it impracticable to do so, after exercising a normal due process review of all the relevant facts and circumstances. The compensation committee may in good faith determine that recovery is impracticable if: (i) pursuing such recovery would violate U.S. law and the Company provides an opinion of counsel to that effect acceptable to the Nasdaq Stock Market; (ii) the direct expense paid to a third party to assist in enforcing the recovery would exceed the recoverable incentive compensation and the
Company has (A) made a reasonable attempt to recover such amounts and (B) provided documentation of such attempts to recover to the Nasdaq Stock Exchange; or (iii) recovery would likely cause an otherwise tax-
qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as
amended.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our executives and directors to better align their interests with those of our stockholders. For executives, guidelines are determined as a multiple of the executive’s base salary. The CEO guidelines are established as three times the CEO’s base salary and guidelines for other
NEOs are one times such executive’s base salary. For directors, guidelines are established as three times the individual’s annual cash retainer (excluding any lead director, committee or committee chair fees). Shares underlying unvested stock options, as well as stock options or restricted stock units subject to performance-
based goals, do not count toward the ownership guidelines. As part of these guidelines, we require executives and directors who do not yet meet the ownership guidelines to retain 50% of any Twist equity acquired (net of taxes) through the exercise of stock options or the vesting of time-based or performance-based awards until the ownership level is achieved.
Hedging, Pledging and Insider Trading
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we maintain our Insider Trading Compliance Program which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Our Insider Trading Compliance Program applies to all officers, directors and employees of Twist as well as designated consultants and expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our equity securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. Directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging
Company securities as collateral for a loan, provided that certain limited exceptions may be granted. In addition, we prohibit our executive officers, directors and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and maintain a quarterly black-out window where applicable individuals may not trade, as further described below.
Our executive officers and members of our Board are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 so they may make predetermined trades of our stock.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of
Material Nonpublic Information
Beginning in 2022, our compensation committee ceased granting stock options or similar awards as part of our equity compensation program. We do not grant stock options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, we do not grant stock options or similar awards during periods in which there is material nonpublic information about our company, including (i) during “blackout” periods or outside a
“trading window” established in connection with the public release of earnings information under our insider trading policy, or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant.
Our executive officers would not be permitted to choose the grant date for any stock option grants. During fiscal year 2025, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal year 2025, none of our NEOs were awarded stock options.
Our Compensation-Setting Process
Role of the Compensation Committee
The compensation committee works closely with its independent consultant and meets regularly, including in executive session without members of management present, to make decisions on our executive compensation program and on the compensation of our CEO and other executives. The compensation committee reviews a variety of market data and information, including company, compensation peers, and technology industry compensation information, and considers the recommendations of its independent consultant when making compensation decisions. The compensation committee chair reports the actions of the compensation committee to our Board at each regular meeting. The compensation committee’s responsibilities include, among other things, reviewing and approving (or making recommendations to the Board, as applicable, regarding):
•overall compensation strategy;
•amounts and form of executive compensation, including base salary, cash bonus and equity-based compensation;
•goals and objectives to be considered in determining the compensation of the CEO and other executive officers;
•annual and long-term incentive plans and benefit plans;
•Board compensation;
•whether such compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company;
•annual say-on-pay vote results;
•annual proxy and CD&A disclosure; and
•compensation peer group.
Role of the Independent Compensation Consultant
The compensation committee generally retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is solely hired by, and reports directly to, the compensation committee. The compensation committee has sole authority to retain and terminate the independent compensation consultant. At the compensation committee’s discretion, the independent compensation consultant:
•provides independent advice to the compensation committee on current trends and best practices in compensation design;
•advises on plans or practices that may improve the effectiveness of our compensation program;
•attends compensation committee meetings;
•assists the compensation committee in determining peer companies and evaluating compensation proposals; and
•conducts compensation-related research.

In making fiscal year 2025 compensation decisions, the compensation committee retained Meridian
Compensation Partners, LLC (“Meridian”) to help in the selection of an appropriate peer group for executive compensation benchmarking purposes, review our executive compensation programs, assist the compensation committee in designing our executive compensation program and provide the compensation committee an understanding in executive compensation trends. Meridian advised the compensation committee on current trends and best practices in compensation design and on the design of the equity compensation program for fiscal year 2025 from October 1, 2024 through May 7, 2025. In May 2025, after conducting a thorough review of other compensation consultants, the compensation committee engaged Alpine Rewards, LLC (“Alpine”), an independent consulting firm, to advise on executive compensation matters beginning on May 7, 2025.
The compensation committee has analyzed and determined that the work of Meridian and Alpine as compensation consultants was free of any conflicts of interest and that Meridian and Alpine were independent under the applicable listing rules. We pay the cost for the compensation consultant’s services; however, our compensation committee retains the sole authority to direct, terminate, or engage the compensation consultant and the compensation consultant reports directly to our compensation committee.
Role of Management
Our CEO and our other executive officers do not set their own compensation nor are they present when the compensation committee sets their specific individual compensation. Our CEO provides her evaluation of each executive officer’s performance to the compensation committee, and makes recommendations with respect to base salary and target cash bonus awards and equity awards for each executive officer other than herself. This recommendation is considered by the compensation committee, which makes its own ultimate determinations.
The human resources department provides additional analysis and guidance as requested by the compensation committee related to NEO compensation, including the following:
•developing, summarizing and presenting information and analyses to enable the compensation committee to execute its responsibilities, as well as addressing specific requests for information from the compensation committee;
•attending compensation committee meetings, as requested, to provide information, respond to questions and otherwise assist the compensation committee; and
•assisting the CEO in making preliminary recommendations of base salary structure, cash bonus and long-term equity incentive awards.
Peer Group
Each year, the compensation committee reviews and approves a peer group of companies for which to reference competitive pay levels and practices. The peer group may vary in its composition year-to-year based upon the criteria for selection and market conditions. The peer group companies were chosen based on, among other things, (i) industry, (ii) revenue, (iii) revenue growth, (iv) market cap and (v) market cap as a multiple of revenue.
For fiscal year 2025, the compensation committee used the following criteria (among others):
•Industry: biotechnology, health care services, and life sciences tools and services companies
•Revenue: between $110 million and $1.3 billion
•Market Capitalization: between $500 million and $7.1 billion
The compensation committee approved the peer group below and used it as part of its process in setting the fiscal year 2025 executive compensation program, including making pay decisions.

2025 Peer Group
10x Genomics, Inc.	Insmed Incorporated	Quanterix Corporation
Azenta, Inc.	Maravai LifeSciences Holdings, Inc.	REGENXBIO Inc.
BioLife Solutions, Inc.	Natera, Inc.	Schrödinger, Inc.
CareDX, Inc.	NeoGenomics, Inc.	Ultragenyx Pharmaceutical Inc.
Cytek Biosciences, Inc.	NovoCure Limited	Veracyte, Inc.
Guardant Health, Inc.	Pacific Biosciences of California, Inc.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1.0 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the compensation committee considers the deductibility of compensation as one factor in determining executive compensation, the compensation committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Compensation Risk Assessment
The compensation committee has assessed our compensation philosophy and objectives, and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our
Company.
The compensation committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:
•A balanced mix of short-term cash and long-term equity-denominated compensation, which supports management's focus on long-term value creation and alignment with stockholders versus near-term decisions for cash payouts. For the CEO, long-term incentive compensation makes up 95% of target direct compensation. For other senior most executives, long-term incentive compensation makes up
90% of target direct compensation, on average, in fiscal year 2025.
•The compensation committee is actively involved in setting performance targets for the incentive plans, assessing the level of stretch in targets and assessing performance against targets. Targets are set with a level of stretch designed to allow performance without inappropriate risk taking.
•Short-term Cash Bonus Plan awards are capped at 200% of target, while fiscal year 2025 long-term equity incentive awards were capped at 140% of target.
•The short-term Cash Bonus Plan is tied to financial and strategic performance. Further, external auditors review financial results, and multiple levels of internal review occur for the short-term cash bonus plan prior to payout certification by the compensation committee.
•The Company’s equity plans encourage share ownership and long-term stockholder alignment. Long-
term incentive awards are granted annually, and use overlapping vesting periods to ensure management remains exposed to the risks of their decision making through their unvested share-based awards for the period during which the business risks are likely to materialize. Further, long-term incentive awards are denominated and settled in shares of the Company, further linking participants and stockholders. In fiscal year 2025, the Company granted 50% of executive long-term equity incentive awards in performance-based share units and 50% in service-vesting restricted stock units.
RSUs and PRSUs are inherently subject to the risks of the business, focus on long-term value creation and support appropriate risk taking.
•All components of target compensation are benchmarked annually against a peer group selected by the compensation committee with input from its independent compensation consultant. Business judgment is used when assessing target pay levels and the Company does not strictly adhere to market benchmarks.
•The compensation committee is comprised solely of independent directors and retains an independent compensation consultant to provide a balanced perspective on compensation programs and practices.
•Executive and director stock ownership guidelines which align Board and executive interests with the long-term interests of stockholders.
•Policies prohibiting hedging and pledging by our employees, officers or directors.
Compensation Committee Report
The information contained in the following report of Twist’s compensation committee is not considered to be “soliciting material”, “filed” or incorporated by reference in any past or future filing by Twist under the
Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Twist specifically incorporates it by reference.
The compensation committee has reviewed and discussed with management the CD&A contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the
Board that the CD&A be included in this proxy statement and incorporated into Twist’s annual report on Form
10-K for the year ended September 30, 2025.
Submitted by the Compensation Committee
Melissa A. Starovasnik, Ph.D., Chair
Robert Chess
Keith Crandell
Robert Ragusa

Compensation Committee Interlocks and Insider Participation
In fiscal year 2025, the members of our compensation committee were Melissa A. Starovasnik, Ph.D.,
Robert Chess, Keith Crandell, and Robert Ragusa. None of the members of our compensation committee in fiscal year 2025 was at any time during fiscal year 2025 or at any other time an officer or employee of Twist or any of its subsidiaries, and none had or have any relationships with Twist that are required to be disclosed under Item 404 of Regulation S-K. None of Twist’s executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee during fiscal year 2025.
Summary Compensation Table
The following table sets forth information regarding fiscal years 2023, 2024, and 2025 compensation for our
NEOs, except fiscal year 2023 for Mr. Laponis is not provided because he was not an NEO in that year.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non- Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)
Emily M. Leproust, Ph.D. Chief Executive Officer and Chair of the Board	2025	720,000	—	11,998,134	932,918	130,518	(4)	13,781,570
	2024	685,000	—	5,849,949	955,575	130,087		7,620,611
	2023	685,000	53,796	6,632,151	501,054	126,636		7,998,637
Adam Laponis Chief Financial Officer	2025	490,000	—	3,365,430	349,197	11,490	(5)	4,216,117
	2024	330,708	195,000	4,197,600	280,624	4,312		5,008,244
Patrick Finn, Ph.D. President and Chief Operating Officer	2025	563,000	—	6,748,947	583,592	127,403	(6)	8,022,942
	2024	500,000	—	2,762,157	465,000	127,394		3,854,551
	2023	470,000	123,761	4,283,916	230,039	120,142		5,227,858
Paula Green Senior Vice President of Human Resources	2025	400,000	—	2,570,537	259,144	119,178	(7)	3,348,859
	2024	371,000	—	1,229,460	287,525	117,696		2,005,681
	2023	356,291	15,271	1,868,944	142,230	104,684		2,487,420
Dennis Cho Chief Legal Officer and Corporate Secretary	2025	449,000	—	2,872,062	290,889	9,125	(8)	3,621,076
	2024	433,000	—	1,021,913	335,575	7,944		1,798,432
	2023	410,000	17,888	1,048,112	166,612	5,342		1,647,954
__________________
(1)Amounts reported in this column reflect the value of discretionary bonuses approved and paid to our NEOs.
(2)Amounts reported in this column reflect the aggregate grant date fair value for financial statement reporting purposes of PRSUs and RSUs granted in the applicable fiscal year as determined in accordance with FASB
ASC Topic 718. The grant date fair value for RSU awards was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. The grant date fair value for PRSU awards was determined using the closing price of our common stock on the grant date multiplied by the estimate of the number of PRSUs expected to vest based on our determination of the probable outcome of the performance conditions used for financial reporting purposes in accordance with
ASC 718 on the grant date, which is equal to the value of the awards assuming the maximum outcome of performance conditions at the level of 140% as of the grant date.
These amounts reflect our accounting expense for these stock awards and do not represent the actual economic value that may be realized by each NEO. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2025.

(3)Amounts reflect annual cash bonus awards earned with respect to the applicable fiscal year by each NEO under our Cash Bonus Plan for executive officers.
(4)For Dr. Leproust, this amount represents $120,000 for corporate housing stipend, $9,000 for employer
401(k) plan contributions and $1,518 for life insurance premiums paid during fiscal year ended 2025.
(5)For Mr. Laponis, this amount represents $10,500 for employer 401(k) plan contributions and $990 for life insurance premiums paid during fiscal year 2025.
(6)For Dr. Finn, this amount represents $120,000 for corporate housing stipend, $5,885 for employer 401(k)
plan contributions and $1,518 for life insurance premiums paid during fiscal year 2025.
(7)For Ms. Green, this amount represents $108,000 for corporate housing stipend, $8,340 employer 401(k)
plan contributions and $2,838 for life insurance premiums paid during fiscal year 2025.
(8)For Mr. Cho, this amount represents $6,735 for employer 401(k) plan contributions and $2,390 for life insurance premiums paid during fiscal year 2025.
Grants of Plan-Based Awards in Fiscal Year 2025
The following table sets forth information regarding fiscal year 2025 annual incentive bonus awards and equity awards granted to our NEOs in fiscal year 2025.

			Potential Future Payouts Under Non-Equity Incentive Plan Awards(2)			Potential Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Emily M. Leproust,	Annual Incentive(4)		360,000	720,000	1,440,000
	RSUs(5)	12/04/2024							95,350	4,999,201
	PRSUs(6)	12/04/2024				47,676	95,351	133,491		6,998,933
Adam Laponis	Annual Incentive(4)		134,750	269,500	539,000
	RSUs(5)	12/04/2024							26,745	1,402,240
	PRSUs (6)	12/04/2024				13,373	26,746	37,444		1,963,190
Patrick Finn, Ph.D.	Annual Incentive(4)		225,200	450,400	900,800
	RSUs(5)	12/04/2024							53,634	2,812,031
	PRSUs(6)	12/04/2024				26,818	53,635	75,089		3,936,916
Paula Green	Annual Incentive(4)		100,000	200,000	400,000
	RSUs(5)	12/04/2024							20,428	1,071,040
	PRSUs(6)	12/04/2024				10,215	20,429	28,600		1,499,497
Dennis Cho	Annual Incentive(4)		112,250	224,500	449,000
	RSUs(5)	12/04/2024							22,824	1,196,662
	PRSUs(6)	12/04/2024				11,413	22,825	31,955		1,675,400
__________________
(1)Annual equity awards granted in fiscal year 2025 were approved by the compensation committee.
(2)These amounts reflect the threshold, target, and maximum annuals that our NEO could earn for fiscal 2025 under our Cash Bonus Plan based on achievement on revenue and adjusted gross profit financial goals
(70% of target opportunity) and individual performance goals (30% of target opportunity). Amounts shown are calculated as a percentage of fiscal 2025 year-end base salary. Threshold bonus amounts assume achievement of performance goals at 50% of target, target bonus amounts assume achievement of the performance goals at 100% of target, and maximum bonus amounts assume achievement of the performance goals at 200% of target. The NEOs received actual bonuses for fiscal 2025 in the amounts shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See the discussion and analysis regarding annual incentive bonuses in the CD&A section titled “Elements of
Compensation—Cash Bonus Plan” for further information.
(3)The grant date fair value is computed in accordance with FASB ASC Topic 718 for PRSUs and time-based
RSUs granted during the applicable fiscal year. For more information on, and assumptions used for the grant date fair value of the PRSUs and time-based RSUs, refer to Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.
(4)Represents awards under the Cash Bonus Plan payable in cash.

(5)1/16th of the total number of time-based RSUs vest on each quarterly anniversary of November 20, 2024, for a total vesting period of four years, subject to the NEO’s continuous service through each vesting date.
(6)The amount shown in these rows reflect the share amount, specifically the threshold, the target and the maximum potential awards of PRSUs granted in 2025. These amounts are based on achievement by no later than September 30, 2027 of pre-approved revenue, gross margin and adjusted EBITDA goals.
Performance measures were set at the beginning of the performance period. The vesting percentage for the
PRSUs with respect to revenue, gross margin and adjusted EBITDA goals, as applicable, ranges from 50%
to 140%. The amounts shown in the table assume 50% achievement for the threshold award, 100%
achievement for the target award, and 140% achievement for the maximum award. See the discussion and analysis regarding PRSU awards in the CD&A section titled “Elements of Compensation—Equity Incentive
Program” for further information.
Outstanding equity awards as of September 30, 2025
The following table provides information regarding the outstanding equity awards held by each of our NEOs as of September 30, 2025:

	Option Awards(1)							Stock Awards(1)
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(5) ($)
Emily M. Leproust, Ph.D.	9/29/2017	(6)	150,879	—	—	8.82	9/28/2027	—	—	—	—
	11/19/2018	(6)	266,539	—	—	26.66	11/18/2028	—	—	—	—
	10/24/2019	(6)	131,290	—	—	23.33	10/23/2029	—	—	—	—
	9/1/2020	(6)	64,950	—	—	67.85	8/31/2030	—	—	—	—
	12/27/2021	(7)	—	—	—	—	—	1,053	29,631	—	—
	12/19/2022	(7)	—	—	—	—	—	18,675	525,515	—	—
	12/19/2022	(8)	—	—	—	—	—	—	—	27,573	775,904
	9/5/2023	(7)	—	—	—	—	—	40,431	1,137,728	—	—
	9/5/2023	(9)	—	—	—	—	—	—	—	48,513	1,365,156
	11/2/2023	(7)	—	—	—	—	—	95,049	2,674,679	—	—
	11/2/2023	(10)	—	—	—	—	—	—	—	168,976	4,754,985
	12/4/2024	(7)	—	—	—	—	—	77,473	2,180,090	—	—
	12/4/2024	(12)	—	—	—	—	—	—	—	133,491	3,756,437
Adam Laponis	1/8/2024	(7)	—	—	—	—	—	46,878	1,319,147	—	—
	1/8/2024	(11)	—	—	—	—	—	—	—	37,000	1,041,180
	12/4/2024	(7)	—	—	—	—	—	21,732	611,538	—	—
	12/4/2024	(12)	—	—	—	—	—	—	—	37,444	1,053,674
Patrick Finn, Ph.D.	9/29/2017	(6)	3,279	—	—	8.82	9/28/2027	—	—	—	—
	11/19/2018	(6)	34,512	—	—	26.66	11/18/2028	—	—	—	—
	10/24/2019	(6)	19,705	—	—	23.33	10/23/2029	—	—	—	—
	9/1/2020	(6)	23,355	—	—	67.85	8/31/2030	—	—	—	—
	12/27/2021	(7)	—	—	—	—	—	379	10,665	—	—
	12/19/2022	(7)	—	—	—	—	—	11,090	312,073	—	—
	12/19/2022	(8)	—	—	—	—	—	—	—	16,373	460,736
	2/2/2023	(7)	—	—	—	—	—	9,572	269,356	—	—
	2/2/2023	(9)	—	—	—	—	—	—	—	14,131	397,646
	9/5/2023	(9)	—	—	—	—	—	—	—	18,000	506,520
	11/2/2023	(7)	—	—	—	—	—	44,883	1,263,008	—	—

	Option Awards(1)							Stock Awards(1)
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(5) ($)
	11/2/2023	(10)	—	—	—	—	—	—	—	79,785	2,245,150
	12/4/2024	(7)	—	—	—	—	—	43,578	1,226,285	—	—
	12/4/2024	(12)	—	—	—	—	—	—	—	75,089	2,113,004
Paula Green	9/29/2017	(6)	1,046	—	—	8.82	9/29/2027	—	—	—	—
	11/19/2018	(6)	31,956	—	—	26.66	11/18/2028	—	—	—	—
	10/24/2019	(6)	26,137	—	—	23.33	10/23/2029	—	—	—	—
	9/1/2020	(6)	17,880	—	—	67.85	8/31/2030	—	—	—	—
	12/27/2021	(7)	—	—	—	—	—	290	8,161	—	—
	12/19/2022	(7)	—	—	—	—	—	3,045	85,686	—	—
	12/19/2022	(8)	—	—	—	—	—	—	—	4,491	126,377
	9/5/2023	(7)	—	—	—	—	—	15,000	422,100	—	—
	9/5/2023	(9)	—	—	—	—	—	—	—	18,000	506,520
	11/2/2023	(7)	—	—	—	—	—	19,980	562,237	—	—
	11/2/2023	(10)	—	—	—	—	—	—	—	35,513	999,336
	12/4/2024	(7)	—	—	—	—	—	16,600	467,124	—	—
	12/4/2024	(12)	—	—	—	—	—	—	—	28,600	804,804
Dennis Cho	9/13/2021	(6)	8,194	—	—	115.93	9/12/2031	—	—	—	—
	12/27/2021	(7)	—	—	—	—	—	342	9,624	—	—
	12/19/2022	(7)	—	—	—	—	—	3,192	89,823	—	—
	9/5/2023	(7)	—	—	—	—	—	6,000	168,840	—	—
	12/19/2022	(8)	—	—	—	—	—	—	—	4,710	132,539
	9/5/2023	(9)	—	—	—	—	—	—	—	7,200	202,608
	11/2/2023	(7)	—	—	—	—	—	16,605	467,265	—	—
	11/2/2023	(10)	—	—	—	—	—	—	—	29,518	830,637
	12/4/2024	(7)	—	—	—	—	—	18,546	521,884	—	—
	12/4/2024	(12)	—	—	—	—	—	—	—	31,955	899,214
_______________
(1)Prior to our IPO, all awards were granted under our 2013 Stock Plan. Following our IPO, all awards were granted under our 2018 Equity Incentive Plan.
(2)The units in this column represent RSUs granted pursuant to an RSU award agreement that remained unvested as of September 30, 2025.
(3)Each RSU represents the right to receive a share of our common stock. The market value of our common stock is based on the per share price of $28.14, which was the closing stock price of the Company’s common stock on September 30, 2025.
(4)The units in this column represent PRSUs granted pursuant to a PRSU award agreement, all of which remained unvested as of September 30, 2025.
(5)The market value is calculated by multiplying the number of PRSUs that may be earned upon achievement of PRSU performance goals by the closing market price of our stock of $28.14 as of September 30, 2025.
(6)The option grant is fully vested.
(7)The RSU grant vests quarterly over a four-year period, subject to continuous service through each applicable vesting date.
(8)PRSUs vested based on fiscal year 2024 revenue and adjusted gross profit goals, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. On

November 4, 2024, the compensation committee certified achievement of the fiscal year 2024 revenue goal at 96%, and the adjusted gross profit performance goal at 0%. As a result, 77% of the target number of
PRSUs became eligible to vest. So long as the executive is in continuous service, the vesting eligible
PRSUs shall vest and be settled as follows: (x) 40% of the vesting eligible shares vested effective as of
October 1, 2024 and (y) 60% of the vesting eligible shares vested on October 1, 2025.
(9)PRSUs vest based on fiscal year 2024 ending cash balance, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. On November 4, 2024, the compensation committee certified achievement of the specified performance metric at 100%. As a result, 100% of the target number of PRSUs became eligible to vest. So long as the executive is in continuous service, the vesting eligible PRSUs shall vest and be settled as follows: (x) 40% of the vesting eligible shares vested effective as of October 1, 2024 and (y) 60% of the vesting eligible shares vested on
October 1, 2025.
(10)PRSUs vest based on fiscal year 2025 revenue and ending cash balance goals, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. On
October 28, 2025, the compensation committee certified achievement of the specified performance metric at 100%. As a result, 100% of the target number of PRSUs became eligible to vest. So long as the executive is in continuous service, the vesting eligible PRSUs shall vest and be settled as follows: (x) 40%
of the vesting eligible shares vested effective as of October 1, 2025 and (y) 60% of the vesting eligible shares will vest on October 1, 2026.
(11)Mr. Laponis received two PRSU grants: (i) 25,000 PRSUs which vest as described in footnote 10 above, and (ii) 20,000 PRSUs which vest as described in footnote 9 above.
(12)The number of PRSUs listed in this row reflects the maximum outcome of the performance conditions, as performance was tracking at maximum achievement as of September 30, 2025. PRSUs become eligible to vest based on achievement of revenue, gross margin and adjusted EBITDA goals by no later than
September 30, 2027, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. Performance measures were set at the beginning of the performance period. As soon as practical after target performance requirements are met, the compensation committee will certify the performance results based on achievement against specified performance metrics to determine the number of shares subject to the PRSUs that will be eligible to vest. So long as the executive is in continuous service, the target vesting eligible PRSUs shall vest and be settled according to the FY25 PRSU Settlement. Additionally, if the same revenue, gross margin and adjusted EBITDA goals are achieved in subsequent quarters, NEOs will earn an additional 10% payout for each quarter (up to four quarters) prior to September 30, 2027 for a total maximum payout of 140%. The vesting percentage ranges from 50% to 140%.
Option Exercises and Stock Vested in Fiscal Year 2025
The following table sets forth the number of shares acquired and the value realized upon exercises of stock options and vesting of RSU awards and restricted stock awards during fiscal year 2025 by each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Emily M. Leproust, Ph.D.	—	—	178,328	7,306,302
Adam Laponis	—	—	38,011	1,555,436
Patrick Finn, Ph.D.	—	—	92,711	3,912,163
Paula Green	—	—	45,426	1,860,385
Dennis Cho	—	—	35,858	1,465,105
__________________
(1)The value realized upon vesting of stock options is calculated by multiplying the number of shares underlying the stock options vested by difference between (a) the closing price of our common stock on the vesting date and (b) the exercise price of the stock option and does not necessarily reflect actual proceeds received. If such amount is a negative number, the value realized is presumed to be zero.

(2)The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.
Equity Compensation Plan Information
The following table provides information as of September 30, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights (#) (a)	Weighted- average exercise price of outstanding options, warrants and rights ($) (b)	Shares remaining available for future issuance under plan (excluding those reflected in column (a)) (#) (c)
Equity compensation plan approved by security holders(1)	1,275,362	30.79	5,410,117	(2)
Equity compensation plan not approved by security holders (3)	—	—	567,035	(4)
Total	1,275,362	30.79	5,977,152
__________________
(1)Includes our 2013 Stock Plan, 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan.
(2)Includes 717,069 shares that remain available for purchase under the 2018 Employee Stock Purchase Plan and 4,693,048 shares of common stock that remain available for grant under the 2018 Equity Incentive
Plan. There are no shares of common stock available for issuance under our 2013 Stock Plan, but the plan continues to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2013 Stock Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2018 Equity Incentive Plan. In addition, the
2018 Employee Stock Purchase Plan provides for an automatic annual increase in the number of shares reserved for issuance thereunder on the first day of each fiscal year for the remaining term of the plan equal to the least of (a) 1.0% of the number of issued and outstanding shares of common stock outstanding, (b)
249,470 shares, or (c) a lesser amount as approved by the Board each year.
(3)Includes our Inducement Equity Incentive Plan. Each award under the Inducement Equity Incentive Plan is intended to qualify as an employment inducement award under Nasdaq Listing Rule 5635(c)(4).
(4)Includes 567,035 shares that remain available for grant under the Inducement Equity Incentive Plan.
Employment Agreement
Employment Agreements with Current NEOs
On September 8, 2022, we entered into an amended and restated employment agreement with each of Dr.
Leproust, Dr. Finn, Ms. Green, and Mr. Cho. Dr. Finn’s agreement was further amended and restated effective
October 1, 2022 in connection with his appointment as President and Chief Operating Officer. These agreements provide for at-will employment and establish the NEO’s base salary, eligibility to participate in an incentive bonus plan and standard employee benefits. In addition in connection with the commencement of Mr.
Laponis’ employment in January 2024, we entered into an employment agreement with Mr. Laponis, which contains substantially similar terms to the amended and restated employment agreement entered into with the other NEOs (collectively, the “NEO Employment Agreements”).
The NEO Employment Agreements also provide for certain severance payments and benefits in connection with each NEO’s termination of employment under various circumstances, including in connection with a change in control of the Company. The material terms and conditions of these provisions are summarized below in “Potential Payments upon Termination or Change in Control.” These certain severance payments and benefits will be in effect for three years from the effective date of the agreement. Upon the expiration date of the initial three-year term, and each subsequent anniversary of such date, if applicable, the term of the executive’s employment will be automatically extended by one year unless either party to the agreement provides the other party with written notice at least 90 days before the three-year term expiration date, or such subsequent anniversary of such date, if applicable, of such party’s decision not to extend the term of employment under the agreement.
The NEO Employment Agreements also contain a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the NEO receiving the greater amount after taking into consideration the excise tax under Section 4999 of the Code and any interest or penalties associated with such excise tax.
Potential Payments upon Termination or Change in Control
Involuntary Termination of Employment Not in Connection with Change in Control
In the event that we terminate an NEO’s employment for any reason other than “cause”, death, or
“disability”, or if the NEO resigns for “good reason”, in each case, other than in connection with or during the 24-
month period following, a “change in control”, such NEO will be eligible to receive the following severance benefits, subject to, among other things, executing a general release of claims in favor of the Company and complying with the terms of his or her confidentiality agreement:
•a cash payment equal to 12 months of her then-current base salary in the case of Dr. Leproust and six months of their then-current base salary in the case of Mr. Laponis, Ms. Green, Mr. Cho and Dr. Finn, payable in installments over such period according to our regular payroll schedule;
•a pro-rata incentive bonus for the year of termination (days worked relative to 365 days) based on actual performance and paid when bonuses are normally paid; and
•COBRA premiums for a period of 12 months in the case of Dr. Leproust and six months in the case of Mr.
Laponis, Ms. Green, Mr. Cho and Dr. Finn.
The table below estimates the amount of compensation that would be payable in the event of a termination of the NEO’s employment by the Company for any reason (other than “cause”, death, or “disability”), or a resignation by the NEO for “good reason”, in each case, other than in connection with or during the 24-month period following, a “change in control”. The amounts shown assume that the NEO’s termination or resignation was effective as of September 30, 2025.

Name	Base Salary Continuation(1)	Pro-Rata Incentive Bonus(2)	COBRA Premium Payments(3)	Total
Emily M. Leproust, Ph.D.	$720,000	$932,918	$29,967	$1,682,885
Adam Laponis	$245,000	$349,197	$3,193	$597,390
Patrick Finn, Ph.D.	$281,500	$583,592	$18,595	$883,687
Paula Green	$200,000	$259,144	$9,736	$468,880
Dennis Cho	$224,500	$290,889	$18,901	$534,290
__________________
(1)Represents a cash payment equal to 12 months of her then-current base salary in the case of Dr. Leproust and six months of their then-current base salary in the case of Mr. Laponis, Ms. Green, Mr. Cho and Dr.
Finn, payable in installments over such period according to our regular payroll schedule.
(2)Represents a pro-rata incentive bonus for the year of termination (days worked relative to 365 days) based on actual performance and paid when bonuses are normally paid.
(3)Represents the total value of COBRA premiums for a period of 12 months in the case of Dr. Leproust and six months in the case of Mr. Laponis, Ms. Green, Mr. Cho and Dr. Finn.

Involuntary Termination of Employment in Connection with Change in Control
In the event that we terminate an NEO’s employment for any reason other than “cause”, death, or
“disability”, or if the NEO resigns for “good reason”, in each case, in connection with or during the 24-month period following a “change in control”, such NEO will be eligible to receive the following severance benefits, subject to, among other things, executing a general release of claims in favor of the Company and complying with the terms of his or her confidentiality agreement:
•a cash payment equal to 24 months of her then-current base salary in the case of Dr. Leproust and 12 months of their then-current base salary in the case of Mr. Laponis, Ms. Green, Mr. Cho and Dr. Finn, payable in installments over such period according to our regular payroll schedule;
•a cash payment equal to the executive’s average bonus for the two years prior to the termination, payable in installments over such period according to our regular payroll schedule;
•a pro-rata incentive bonus in respect of the fiscal year including the date of the involuntary termination in an amount equal to (x) the target incentive bonus amount applicable to the year in which the involuntary termination occurs multiplied by (y) a fraction, the numerator of which is the number of days the executive was employed with the Company during the year and the denominator of which is 365 days, payable in installments over such period according to our regular payroll schedule;
•COBRA premiums for a period of 24 months in the case of Dr. Leproust and 12 months in the case of Mr.
Laponis, Dr. Finn, Ms. Green, and Mr. Cho;
•100% immediate vesting acceleration of all of the shares of our common stock underlying any then-
outstanding unvested stock options and other unvested equity awards that are subject to a time-based vesting requirement; and
•vesting acceleration with respect to any equity awards that include a performance-based vesting requirement such that the executive shall become vested in the greater of the amount that would become vested based on (i) achievement at 100% of target with respect to the performance-based equity, or (ii)
the actual performance with respect to the performance-based equity.
The table below estimates the amount of compensation that would be payable in the event of a termination of the NEO’s employment by the Company for any reason (other than “cause”, death, or “disability”), or a resignation by the NEO for “good reason”, in each case, in connection with or during the 24-month period following a “change in control.” The amounts shown assume that the NEO’s termination or resignation was effective as of September 30, 2025.

Name	Base Salary Continuation(1)	Average Incentive Bonus(2)	Pro-Rata Target Incentive Bonus(3)	COBRA Premium Payments(4)	Acceleration of Time- Based Equity Awards(5)	Acceleration of Performance- Based Equity Awards(6)	Total
Emily M. Leproust, Ph.D.	$1,440,000	$728,315	$720,000	$64,800	$6,547,643	$10,885,537	$20,386,295
Adam Laponis	$490,000	$280,624	$269,500	$32,400	$1,930,685	$2,094,854	$5,098,064
Patrick Finn, Ph.D.	$563,000	$347,520	$450,400	$32,400	$3,081,386	$5,980,904	$10,455,610
Paula Green	$400,000	$214,878	$200,000	$32,400	$1,545,308	$2,475,026	$4,867,611
Dennis Cho	$449,000	$251,094	$224,500	$32,400	$1,257,436	$2,104,844	$4,319,273
__________________
(1)Represents a cash payment equal to 24 months of her then-current base salary in the case of Dr. Leproust and 12 months of their then-current base salary in the case of Mr. Laponis, Ms. Green, Mr. Cho and Dr.
Finn, payable in installments over such period according to our regular payroll schedule.
(2)Represents a cash payment equal to the executive’s average bonus for the two years prior to the year in which the involuntary termination occurred (which would be fiscal years 2023 and 2024, assuming a termination in fiscal year 2025), payable in installments over such period according to our regular payroll schedule.

(3)Represents a pro-rata incentive bonus in respect of the fiscal year including the date of the involuntary termination in an amount equal to (x) the target incentive bonus amount applicable to the year in which the involuntary termination occurs multiplied by (y) a fraction, the numerator of which is the number of days the executive was employed with the Company during the year and the denominator of which is 365 days, payable in installments over such period according to our regular payroll schedule.
(4)Represents the total value of COBRA premiums for a period of 24 months in the case of Dr. Leproust and
12 months in the case of Mr. Laponis, Dr. Finn, Ms. Green, and Mr. Cho. The COBRA premium reimbursement cost is estimated at $2,700 per month.
(5)Represents the value of 100% immediate vesting acceleration of all of the shares of our common stock underlying any then outstanding unvested equity awards that are subject to a time-based vesting requirement. The total number of unvested shares that would be subject to vesting acceleration pursuant to the outstanding time-based RSU awards held by each NEO is as follows: for Dr. Leproust, 232,681; for Mr.
Laponis, 68,610; for Dr. Finn, 109,502; for Ms. Green, 54,915; and for Mr. Cho, 44,685. The value of the accelerated vesting is based on the closing price per share of our common stock of $28.14 on
September 30, 2025.
(6)Represents the value of vesting acceleration with respect to any equity awards that include a performance-
based vesting requirement such that the executive shall become vested in the greater of the amount that would become vested based on (i) achievement at 100% of target with respect to the performance-based equity, or (ii) the actual performance with respect to the performance-based equity. The total number of unvested shares that would be subject to vesting acceleration pursuant to the outstanding PRSU awards held by each NEO is as follows: for Dr. Leproust, 386,835; for Mr. Laponis, 74,444; for Dr. Finn, 212,541;
for Ms. Green, 87,954; and for Mr. Cho, 74,799. The value of the accelerated vesting is based on the closing price per share of our common stock of $28.14 on September 30, 2025.
Each NEO Employment Agreement contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the NEO receiving the greater amount after taking into consideration the excise tax under Section 4999 of the Code and any interest or penalties associated with such excise tax.
Definitions
As defined in each NEO Employment Agreement, “change in control” shall have the meaning ascribed to such term in our 2018 Equity Incentive Plan (unless otherwise provided for in an equity award agreement).
As defined in each NEO Employment Agreement, “cause” means the NEO’s (i) material breach of the employment agreement, confidentiality agreement, or any other written agreement with the Company, which breach to the extent deemed curable by the Board is not cured within 10 business days after written notice thereof from the Company; (ii) material failure to comply with the Company’s written policies or rules, which breach to the extent deemed curable by the Board is not cured within 10 business days after written notice thereof from the Company; (iii) repeated failure to follow reasonable and lawful instructions from the Board, which failure is not cured within 10 business days after written notice thereof from the Company; (iv)
commission, conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state if such felony is work-related, impairs his or her ability to perform services for the Company in accordance with the employment agreement, or results in a loss to the Company or damage to the reputation of the Company; (v) misappropriation of funds or property of the Company; (vi) gross neglect of his or her duties;
(vii) act or omission that results directly or indirectly in material financial accounting improprieties for the
Company; (viii) failure to cooperate with a government investigation; or (ix) gross or willful misconduct resulting in a loss to the Company or damage to the reputation of the Company.
As defined in each NEO Employment Agreement, “good reason” means a resignation by the NEO within 90 days after one of the following conditions has come into existence without his or her written consent: (i) a material diminution in executive’s authority, duties or responsibilities; (ii) a material reduction of executive’s annual base salary; provided, however, that prior to a change in control, it shall not be “good reason” if there is a corresponding reduction in the base salaries of all other executive officers of the Company; (iii) a material change in the geographic location at which the executive must perform services (a change in location of executive’s office will be considered material only if it increases the executive’s current one-way commute by more than 50 miles); or (iv) a material breach by the Company of a material provision of the employment agreement. A condition shall not be considered “good reason” unless executive gives the Company written notice of the condition within 30 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving executive’s written notice.
As defined in each NEO’s employment agreement, “disability” means that the NEO is unable to perform the essential functions of his or her position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.
Pay Ratio Disclosure
Pursuant to SEC rules adopted according to the Dodd-Frank Wall Street Reform and Consumer Protection
Act, we are required to disclose the ratio of the annual total compensation of our principal executive officer to our median employee’s annual total compensation. Our current principal executive officer is Dr. Leproust, our
CEO.
As of September 30, 2025, the ratio of our current CEO’s Total Compensation to the median employee’s
Total Compensation is as follows:

Median Employee Total Compensation	$188,208
CEO’s Total Compensation	$13,781,570
Ratio of CEO to Median Employee Compensation	73.2 to 1
To identify our median employee for CEO Pay Ratio purposes, we used the following methodology:
•We determined our median employee based on our employee population as of September 30, 2025.
•We used a consistently applied compensation measure that included the sum of each employee’s base salary, bonuses and commissions earned in fiscal year 2025 and the grant date fair value of all equity granted in fiscal year 2025.
•We annualized the base salaries for employees who were employed by us for less than the entire calendar year.
•Compensation paid in foreign currencies was converted to U.S. dollars based on the exchange rates as of September 30, 2025.
Using this approach, we calculated the annual total compensation of our median employee for fiscal year
2025 in accordance with the requirements of the Summary Compensation Table.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and
Item 402(v) of Regulation S-K, we are providing the following information about the relationship between
“compensation actually paid” to our CEO and to our other NEOs and certain financial performance of the
Company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered fiscal year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to the CD&A.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year (1) (a)	Summary Compensation Table Total for CEO (b)	Compensation Actually Paid to CEO (2) (c)	Average Summary Compensation Table Total for Non-CEO NEOs (d)	Average Compensation Actually Paid to Non-CEO NEOs (3) (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return(4) (g)	Net Income (in millions) (h)	Revenue (in millions)(5) (i)
2025	$13,781,570	$928,134	$4,802,249	$1,006,339	$37.04	$119.26	$(77.7)	$376.6
2024	$7,620,611	$24,977,300	$2,683,449	$6,359,699	$59.47	$115.57	$(208.7)	$313.0
2023	$7,998,637	$3,219,824	$3,086,321	$1,648,641	$26.67	$95.05	$(204.6)	$245.1
2022	$5,917,663	$(15,039,602)	$2,484,123	$(3,534,350)	$46.39	$89.85	$(217.9)	$203.6
2021	$1,281,593	$18,054,219	$728,146	$6,408,876	$140.81	$120.21	$(152.1)	$132.3
__________________
(1)The CEO and other NEOs for the indicated fiscal years were as follows: (i) for 2025, our CEO was Dr.
Leproust and our other NEOs were Mr. Laponis, Dr. Finn, Ms. Green, and Mr. Cho (ii) for 2024, our CEO
was Dr. Leproust and our other NEOs were Mr. Laponis, Dr. Finn, Ms. Green, Mr. Cho, Dr. Banyai, and Mr.
Thorburn; (iii) for 2023, our CEO was Dr. Leproust and our other NEOs were Mr. Thorburn, Dr. Banyai, Dr.
Finn, and Ms. Green; (iv) for 2022, our CEO was Dr. Leproust and our other NEOs were Mr. Thorburn, Dr.
Banyai, Dr. Finn, Mr. Cho, and Mr. Weiss; and (v) for 2021, our CEO was Dr. Leproust and our other NEOs were Mr. Thorburn, Dr. Banyai, Dr. Finn, and Mr. Weiss.
(2)Amounts reported in this column are based on total compensation reported for our CEO in the Summary
Compensation Table for the indicated fiscal years and adjusted as shown in the tables below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

Fiscal Year	Summary Compensation Table Total	Adjustment to Summary Compensation Table Total(1)	Compensation Actually Paid
2025	$13,781,570	$(12,853,436)	$928,134
__________________
(1) See table below for calculation of Adjustment to Summary Compensation Table Total

Fiscal Year	Deduction of Grant Date Fair Value of Current year Equity Awards	Addition of Fair Value of Current Year Equity Awards at Fiscal Year End	Additions (Deductions) for Change in Value of Prior Years’ Awards Unvested at Fiscal Year End	Additions (Deductions) for Awards that are Granted and Vest in the Same Covered Fiscal Year	Additions (Deductions) for Change in Value of Prior Years’ that Vested in Fiscal Year	Adjustment to Summary Compensation Table Total
2025	$(11,998,134)	$5,936,527	$(6,820,601)	$610,440	$(581,668)	$(12,853,436)
(3)Amounts reported in this column are based on the average of the total compensation reported for our other
NEOs in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the tables below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

Fiscal Year	Average Summary Compensation Table Total	Adjustment to Average Summary Compensation Table Total(1)	Average Compensation Actually Paid
2025	$4,802,249	$(3,795,909)	$1,006,339
__________________
(1) See table below for calculation of Adjustment to Average Summary Compensation Table Total

Fiscal Year	Deduction of Grant Date Fair Value of Current Year	Addition of Fair Value of Current Year Equity Awards at Fiscal Year End	Additions (Deductions) for Change in Value of Prior Years’ Awards Unvested at Fiscal Year End	Additions (Deductions) for Awards that are Granted and Vest in the Same Covered Fiscal Year	Additions (Deductions) for Change in Value of Prior Years’ that Vested in Fiscal Year	Adjustment to Average Summary Compensation Table Total
2025	$(3,889,244)	$1,924,382	$(1,882,822)	$197,837	$(146,062)	$(3,795,909)
(4)For each indicated covered year, represents the cumulative TSR of the Nasdaq Biotechnology Index.
(5)In accordance with SEC rules, the Company is required to include in the Pay versus Performance table the
“most important” financial performance measure (as determined by the Company) used to link compensation actually paid to our NEOs to Company performance for the most recently completed fiscal year. The Company determined revenue, which is a metric included in our incentive program, meets this requirement and therefore, we have included this performance measure in the Pay versus Performance table.
Description of the Relationship Between Compensation Actually Paid to our Named Executive Officers
and Company Performance
The charts below describe the relationship between compensation actually paid (“CAP”) to our CEO and the average of the compensation actually paid to our other NEOs (as calculated above) and our financial and stock performance for the indicated years. In addition, the first chart below compares our cumulative TSR and peer group cumulative TSR for the indicated years. See the discussion and analysis regarding pay for performance and alignment with stockholder interests in the CD&A section titled “Elements of Compensation—Cash Bonus
Plan” for further information.

Twist Bioscience Corporation CAP vs TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 9/30/2020
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$—
$(5.00)
$(10.00)
$(15.00)
$(20.00)
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$—
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - LEPROUST, EMILY M
Avg NEO CAP ($M)
TWST TSR
NASDAQ Biotech Total Return TSR

Twist Bioscience Corporation CAP vs Net Income

$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$—
$(5.00)
$(10.00)
$(15.00)
$(20.00)
Compensation Actually Paid ($M)
$(60.00)
$(80.00)
$(100.00)
$(120.00)
$(140.00)
$(160.00)
$(180.00)
$(200.00)
$(220.00)
$(240.00)
Net Income($M)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - LEPROUST, EMILY M
Avg NEO CAP ($M)
Net Income ($M)

Twist Bioscience Corporation CAP vs Revenue ($M)
Compensation Actually Paid ($M)
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$—
$(5.00)
$(10.00)
$(15.00)
$(20.00)
Revenue ($M)
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - LEPROUST, EMILY M
Avg NEO CAP ($M)
Revenue ($M)

Company’s Most Important Financial Performance Measures
The following were the most important financial performance measures, as determined by the Company, that link compensation actually paid to our NEOs to the Company’s performance for the most recently completed fiscal year.
•Revenue
•Gross Margin
•Adjusted EBITDA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of
December 1, 2025 by:
(1)each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
(2)each of our NEOs;
(3)each of our directors or director nominees; and
(4)all executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on December 1, 2025.
Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 1, 2025 and shares issuable upon the settlement of
RSU awards held by that person that will vest within 60 days of December 1, 2025. Shares subject to those options and RSU awards for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 61,191,036 shares of our common stock outstanding as of December 1, 2025. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twist Bioscience
Corporation, 681 Gateway Boulevard, South San Francisco, California 94080.

		Shares beneficially owned
Name of beneficial owner	Common stock	Options exercisable within 60 days	RSU Awards vesting within 60 days	Aggregate number of shares beneficially owned	%
5% or more stockholders:
Artisan Partners Limited Partnership(1)	6,410,900	—	—	6,410,900	10.48
ARK Investment Management LLC(2)	6,382,166	—	—	6,382,166	10.43
The Vanguard Group(3)	5,475,322	—	—	5,475,322	8.95
BlackRock, Inc.(4)	4,927,750	—	—	4,927,750	8.05
EdgePoint Investment Group Inc.(5)	4,082,319	—	—	4,082,319	6.67
William Blair Investment Management, LLC(6)	3,806,867	—	—	3,806,867	6.22
State Street Corporation(7)	3,089,063	—	—	3,089,063	5.05

Named executive officers and directors:
Emily M. Leproust, Ph.D.	414,765	613,658	8,788	1,037,211	1.68
Adam Laponis	32,869	—	4,687	37,556	*
Patrick Finn, Ph.D.	119,620	80,851	4,132	204,603	*
Paula Green	69,151	77,019	2,484	148,654	*
Dennis Cho	61,154	8,194	1,388	70,736	*
Nelson C. Chan	23,684	38,396	—	62,080	*
Robert Chess(8)	56,229	51,275	—	107,504	*
Keith Crandell(9)	94,051	22,858	—	116,909	*
Jan Johannessen	10,387	45,162	—	55,549	*
Robert Ragusa	19,416	12,270	—	31,686	*
Trynka Shineman Blake	—	—	—	—	*
Melissa A. Starovasnik, Ph.D.	17,155	2,739	—	19,894	*
All current directors and executive officers as a group (13 persons)	940,271	952,422	22,010	1,914,703	3.08
__________________
*Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)Based on a Schedule 13G/A filed by Artisan Partners Asset Management Inc., Artisan Partners Holdings
LP, Artisan Investments GP LLC, Artisan Partners Limited Partnership (collectively, “Artisan”) on October 7,
2025. Artisan reported that it had sole voting power with respect to none of the shares of common stock, shared voting power with respect to 5,303,412 shares of common stock, sole dispositive power with respect to none of the shares of common stock, and shared dispositive power with respect to all shares of common stock. The address for Artisan is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.
(2)Based on a Schedule 13G/A filed by ARK Investment Management LLC (“ARK Investment Management”)
on March 7, 2025. ARK Investment Management reported that it had sole voting power with respect to
6,077,112 of the shares of common stock, shared voting power with respect to 107,575 shares of common stock, and sole dispositive power with respect to all shares of common stock. The address of ARK
Investment Management is 200 Central Avenue, St. Petersburg, FL 33701.
(3)Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 13, 2024. Vanguard
reported that it had sole voting power with respect to none of the shares of common stock, shared voting power with respect to 38,792 shares of common stock, sole dispositive power with respect to 5,376,747 shares of common stock, and shared dispositive power with respect to 98,575 shares of common stock.
The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on April 17, 2025. BlackRock reported that it had sole voting power with respect to 4,861,866 shares of common stock and sole dispositive power with respect to all shares beneficially owned. The address for BlackRock is 50 Hudson Yards, New York,
NY 10001.
(5)Based on a Schedule 13G filed by EdgePoint Investment Group Inc. (“EdgePoint”) on November 14, 2025.
EdgePoint reported that it had sole voting power with respect to 3,189,525 of the shares of common stock, shared voting power with respect to 892,794 shares of common stock, sole dispositive power with respect to 3,189,525 shares of common stock, and shared dispositive power with respect to 892,794 shares of common stock. The address for EdgePoint is 150 Bloor Street West, Suite 700, Toronto, Ontario M5S 2X9,
Canada.
(6)Based on a Schedule 13G filed by William Blair Investment Management, LLC (“William Blair”) on May 9,
2025. William Blair reported that it had sole voting power with respect to 3,538,080 shares of common stock and sole dispositive power with respect to all shares beneficially owned. The address for William Blair is
150 North Riverside Plaza, Chicago, IL 60606.
(7)Based on a Schedule 13G filed by State Street Corporation (“State Street”) on November 10, 2025. State
Street reported that it had sole voting power with respect to none of the shares of common stock, shared voting power with respect to 2,882,170 shares of common stock, sole dispositive power with respect to none of the shares of common stock, and shared dispositive power with respect to all shares of common stock. The address for State Street is One Congress Street, Suite 1, Boston, MA 02114.
(8)Based on a Form 4 filed by Robert Chess on February 11, 2025, the Chess 1997 Trust owns 42,528 shares of common stock.
(9)Based on a Form 4 filed by Keith Crandell on February 7, 2025, the Keith Crandell Trust owns 76,047 shares of common stock.

PROPOSAL 2 — NON-BINDING, ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our Board is committed to excellence in governance. As part of that commitment, and as required by
Section 14A of the Exchange Act, our Board is providing the stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs.
As more fully described in the section of this proxy statement entitled “Executive Compensation”, including
“Compensation Discussion and Analysis” and related compensation tables, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value. Highlights from fiscal year 2025 compared with fiscal year 2024 included:
•Revenue increased by 20% to a record $376.6 million in fiscal year 2025 from $313.0 million in fiscal year 2024;
•Gross margin increased by 8.1% to 50.7% in fiscal year 2025 from 42.6% in fiscal year 2024; and
•Cash, cash equivalents and short-term investments on September 30, 2025 stood at
$232.4 million.
The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote for the following resolution:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s NEOs, as disclosed in its proxy statement, including the Compensation
Discussion and Analysis, compensation tables and narrative discussion.”
Before you vote, we recommend that you read the Executive Compensation section of this proxy statement for additional details on our executive compensation programs and philosophy.
This vote is advisory, and therefore not binding on us, our Board or the compensation committee. However, our Board and compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our NEOs.
Vote Required
Approval on a non-binding, advisory basis of the compensation of our NEOs requires an affirmative vote of a majority of the votes cast affirmatively or negatively. If you abstain from voting on Proposal 2, the abstention will have no effect on the outcome of the non-binding, advisory vote to approve the compensation of the
Company’s NEOs, as disclosed in this proxy statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING,
ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The audit and risk committee has recommended, and our Board has approved, the appointment of Ernst &
Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026.
We are soliciting stockholder ratification of the appointment of Ernst & Young LLP, although stockholder ratification is not required by law. If the appointment of Ernst & Young LLP is not ratified at the Annual Meeting, the audit and risk committee will consider whether to appoint a different independent registered public accounting firm.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.
Principal Accountant Fees and Services
Current Independent Registered Public Accounting Firm Fees
The following table sets forth the fees for professional services rendered by Ernst & Young LLP in connection with the audits of our annual financial statements for fiscal years 2025 and 2024 and for other services rendered by Ernst & Young LLP during those periods. All fees described below were approved by the audit and risk committee.

	Fiscal 2025	Fiscal 2024
Audit Fees(1)	$3,853,895	$4,759,823
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	20,600
All Other Fees(4)	—	—
Total Fees	$3,853,895	$4,780,423
__________________
(1)Audit fees for fiscal years 2025 and 2024 consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. This category also includes fees for professional services provided in connection with consents and review of documents filed with the SEC.
(2)Audit-related fees include fees not included in audit fees that are billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred in fiscal year 2025 or 2024.
(3)Tax fees for fiscal year 2024 pertained to tax compliance.
(4)All Other Fees represent fees for permitted services other than the services reported in audit fees, audit-
related fees, and tax fees. There were no such fees incurred in fiscal year 2025 or 2024.
Pre-Approval Policy
Under our audit and risk committee’s policy governing our use of the services of our independent registered public accountants, the audit and risk committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. For fiscal years 2025 and 2024, all fees identified above under the captions “Audit Fees” and “Tax Fees” that were billed by Ernst & Young LLP were approved by the audit and risk committee in accordance with SEC requirements.
Vote Required
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2026 requires an affirmative vote of a majority of the votes cast affirmatively or negatively. If you abstain from voting on Proposal 3, the abstention will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING SEPTEMBER 30, 2026.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information.
We make available on our website at www.twistbioscience.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Annual
Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 6, 2026. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary.
This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
FORM 10-K
We will make available, on or about January 6, 2026, the proxy materials, including our 2025 Annual
Report, at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our
2025 Annual Report on the “Investors” page of our website at www.twistbioscience.com.
We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual
Report on Form 10-K for fiscal year 2025 as filed with the SEC. Requests for such copies should be addressed to our Chief Legal Officer and Corporate Secretary, Dennis Cho, at the address below:
Twist Bioscience Corporation
681 Gateway Boulevard
South San Francisco, California 94080
Attention: Dennis Cho
Telephone: (800) 719-0671
Please include your contact information with the request. The exhibits set forth on the exhibit index of the
Form 10-K may be made available at a reasonable charge.
OTHER MATTERS
We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you attend and vote at the Annual Meeting, we will cancel your previously submitted proxy.

TWIST BIOSCIENCE CORPORATION
681 GATEWAY BOULEVARD
SOUTH SAN FRANCISCO, CA 94080

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 4, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TWST2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 4, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82105-P41647

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWIST BIOSCIENCE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Keith Crandell
02) Jan Johannessen
03) Trynka Shineman Blake

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Shareholder Letter, Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

The 2026 Annual Meeting of Stockholders of Twist Bioscience Corporation will be held on February 5, 2026 at 7:00 a.m. Pacific Standard Time, virtually via live audiocast at www.virtualshareholdermeeting.com/TWST2026.

To access the virtual meeting, you must have the information that is printed in the box marked by the arrow on the reverse side of this form.

V82106-P41647

TWIST BIOSCIENCE CORPORATION
Annual Meeting of Stockholders
February 5, 2026 at 7:00 a.m. Pacific Standard Time
This proxy is solicited on behalf of the Board of Directors of
Twist Bioscience Corporation

The undersigned hereby appoints Emily M. Leproust, Ph.D. and Dennis Cho, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of Common Stock of Twist Bioscience Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Twist Bioscience Corporation to be held at 7:00 a.m. PST on February 5, 2026, at www.virtualshareholdermeeting.com/TWST2026 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side